Exhibit 99.1
EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION - Unaudited
Fourth Quarter 2009

OVERVIEW:	Section I
Earnings Release	1.1
Overview	1.4

FINANCIAL STATEMENTS:	Section II
Consolidated Balance Sheets	2.1
Consolidated Statements of Operations	2.2
Consolidated Statements of Funds From Operations (FFO)	2.3
Reconciliations of Net Loss to FFO and EBITDA	2.4
Calculation of Per Share Amounts	2.5

DIRECT OWNED:	Section III
Operating Properties	3.1
Development Portfolio	3.2
Development Portfolio - Supplemental Information	3.3
Development Activity	3.4
Land and Build-to-Suit Activity	3.5
Investing Activity	3.6

INVESTMENT MANAGEMENT:	Section IV
ProLogis’ Investments in Unconsolidated Investees	4.1
Operating Portfolio of Property Funds	4.2
Summarized Financial Information of Property Funds	4.3
Investing and Financing Activity	4.5

OPERATING STATISTICS:	Section V
Direct Owned Leasing and Capital Expenditures	5.1
Investment Management Leasing and Capital Expenditures	5.2
Same Store Analysis and Top Customers	5.3
Geographic Distribution	5.4

DEBT AND OTHER:	Section VI
ProLogis Debt Summary	6.1
ProLogis Debt and Equity	6.2
Property Fund Debt Summary	6.3
ProLogis Debt Covenant Ratios	6.4
Components of Net Asset Value for ProLogis	6.5

NOTES AND DEFINITIONS:
Notes to Supplemental Information	Appendix A
Definitions	Appendix B
Executive Office Address • 4545 Airport Way • Denver, CO 80239 • +1 (303) 567-5000

PROLOGIS REPORTS FOURTH QUARTER/YEAR-END 2009 RESULTS
– Full-year FFO per Share in Line with Previous Guidance –
– Property Market Fundamentals Showing Signs of Improvement –
– Company Establishes 2010 Guidance –
Denver, Colo. — February 11, 2010 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities, today reported funds from operations as defined by ProLogis (FFO), excluding significant non-cash items, of $1.15 per diluted share in 2009, compared with $3.51 for 2008. (See Summary of Results table on page 1.4 for details). These amounts reflect the add back of impairments on real estate properties, goodwill and other assets totaling $0.81 per diluted share in 2009 and $3.01 in 2008. ProLogis reported a net loss per diluted share of $0.01 for 2009, compared with a net loss of $1.82 for 2008.
For the fourth quarter, FFO, excluding significant non-cash items, was $0.13 per diluted share in 2009, compared with $0.56 in 2008. These amounts reflect the add back of impairments on real estate properties, goodwill and other assets totaling $0.78 per diluted share in the fourth quarter of 2009 and $3.04 in 2008. For the fourth quarter of 2009, the company reported a net loss per diluted share of $0.86, compared with a net loss of $3.39 in the same period of 2008.
Reconciliation to Previous Guidance
In addition to the non-cash impairment charges referred to above, the company experienced various non-recurring charges in the fourth quarter and earlier in 2009, as detailed below. FFO, excluding significant non-cash items and non-recurring charges, was $1.41 per diluted share for the full year, in line with the company’s previous guidance of $1.39 to $1.43. For the fourth quarter, FFO, excluding significant non-cash items and non-recurring charges, was $0.23 per diluted share.

	Three Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2009	2009
FFO, excluding significant non-cash items	$0.13	$1.15

Add (deduct) non-recurring charges:
Indemnifications related to contributed or sold properties	0.08	0.09
Realized losses on foreign currency transactions	—	0.05
Capital markets costs	0.03	0.04
ProLogis’ share of losses on sale of fund assets	—	0.03
Reduction in workforce	—	0.03
Other	0.01	0.04
Adjustments to tax and compensation-related liabilities	(0.02)	(0.02)

Add summarized non-recurring charges	0.10	0.26

FFO, excluding significant non-cash items and non-recurring charges	$0.23	$1.41
Significant Accomplishments in 2009 Position Company for Future Opportunities
“We began 2009 with an action plan and aggressive goals related to asset dispositions, debt reduction and development portfolio leasing,” said Walter C. Rakowich, chief executive officer. “Throughout the year, we made tough choices and remained highly focused on stabilizing the company. We are pleased to have accomplished our goals, putting the company on firm financial footing and positioning us to take advantage of opportunities as market conditions improve.”
Section I — Overview
Page 1.1

Among ProLogis’ specific goals for 2009 were to: reduce debt by $2 billion, complete $1.5 to $1.7 billion of asset dispositions and contributions to property funds (exclusive of the sale of certain Asian operations) and achieve static development portfolio leasing of 60 to 70 percent. At year end 2009, the company had reduced debt by $2.7 billion, completed $1.53 billion of property dispositions and contributions and achieved static development portfolio leasing of 68.2 percent.
Continued Signs of Stabilization and Improvement in Property Markets
“While focusing on our action plan, we also worked diligently to maintain stable occupancies in our core portfolio,” Rakowich added. “The bottoming of market occupancies and rents that we began to see in mid-2009 held up in the fourth quarter, with some markets showing improvement. For the top 31 North American markets we track, overall net demand turned positive in the fourth quarter, and we saw similar pockets of positive take-up in Europe. And, although we expect net effective rental rates on turnovers to be negative throughout 2010, we believe improving occupancies and the continued lack of new supply will pave the way for improving rental rates in 2011.”
ProLogis’ non-development portfolio was 92.4 percent leased at the end of the fourth quarter, down slightly compared with 92.7 percent leased at September 30. Same-store net operating income (SS NOI), as adjusted (excluding same-store assets associated with the company’s development portfolio), decreased 4.2 percent, a slight improvement over the third quarter SS NOI decline. Net effective rental rates on turnover of 23.6 million square feet, or 6.0 percent of the adjusted same-store pool, were down 11.7 percent for the quarter, representing an improvement over the third quarter decline.
Build-to-Suit Development Demand Supports Reductions in Land Position
“While new speculative development has remained virtually non-existent, during the fourth quarter we continued to see demand for build-to-suit development from customers whose supply chain optimization requirements could not be met with the available supply of space,” said Ted R. Antenucci, chief investment officer. ProLogis’ fourth quarter starts consisted of a 667,000-square-foot facility for a major home improvement retailer in Southern California and a 504,000-square-foot facility for a leading UK retailer in Scotland. Including joint venture partner capital contributions, total expected investment for all build-to-suit developments started in the second half of 2009 is $336 million.
“Given the continued interest from customers in build-to-suits, we expect to start $700 to $800 million of new development in 2010, primarily in Europe and Asia. We also will continue to pursue land sales, which when combined with new development, will allow us to begin to monetize roughly $350 to $400 million of land in 2010,” Antenucci added.
Strategic Repositioning of Asset Base
“In 2009, we used the proceeds from nearly $2.9 billion of contributions and dispositions, including the sale of certain Asian operations, to reduce debt and fund our development portfolio,” said Rakowich. “Having stabilized our balance sheet, we are now looking to fund new development activity in a slightly different, leverage-neutral manner. Due to improving property values and growing institutional demand for quality properties, in 2010 we plan to generate $1.3 to $1.5 billion of proceeds from sales of existing assets and contributions to funds, primarily in the United States, and use the proceeds to fund the remaining costs associated with our existing development portfolio as well as 2010 development starts. This approach will allow us to retain more of our non-US development on our balance sheet, thereby improving the geographic diversification of our direct owned assets.”
Continued Financing Progress for ProLogis and Property Funds
“We continued to focus on further extending and smoothing the debt maturities both on ProLogis’ balance sheet and in our property funds,” said William E. Sullivan, chief financial officer. “In the fourth quarter, we issued $600 million of 10-year, ProLogis senior notes and closed on a $108 million secured financing in Japan on our
Section I — Overview
Page 1.2

balance sheet. Since the beginning of the fourth quarter, we closed on €886 million of financings in our European funds, effectively reducing 2010 maturities within those funds to approximately €327 million. This is significant progress from the over €1.8 billion of 2010 fund debt maturities we were faced with at the beginning of 2009.”
Guidance for 2010
ProLogis established full-year 2010 FFO guidance, excluding significant non-cash items, of $0.74 to $0.78 per share, of which approximately $0.10 relates to expected gains on dispositions of development and land. Net earnings are expected to be between $0.25 and $0.29 per diluted share. A summary of the business drivers supporting ProLogis’ 2010 guidance is available at http://ir.prologis.com/2010BusinessDrivers.cfm.
Copies of ProLogis’ fourth quarter 2009 supplemental information will be available from the company’s website at http://ir.prologis.com in the “Annual & Supplemental Reports” section before open of market on Thursday, February 11, 2010. The company will host a webcast/conference call on Thursday, February 11, 2010, at 10:00 a.m. Eastern Time. The live webcast and the replay will be available on the company’s website at http://ir.prologis.com. Additionally, a podcast of the company’s conference call will be available on the company’s website.
About ProLogis
ProLogis is a leading global provider of distribution facilities, with more than 475 million square feet of industrial space owned and managed (44 million square meters) in markets across North America, Europe and Asia. The company leases its industrial facilities to more than 4,400 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. For additional information about the company, go to www.prologis.com.
Follow ProLogis on Twitter: http://twitter.com/ProLogis_
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in reports filed with the Securities and Exchange Commission by ProLogis under the heading “Risk Factors.” ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420
sdawson@lakpr.com
Section I — Overview
Page 1.3

Fourth Quarter 2009
Overview

(in thousands, except per share amounts)
 Summary of Results
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008 (1)	2009	2008 (1)

Revenues (page 2.2) (9)	$260,318	$1,468,335	$1,223,082	$5,565,983

Net loss (page 2.2) (a)	$(408,459)	$(901,232)	$(2,650)	$(479,226)
Net loss per share - Diluted (page 2.5) (a)	$(0.86)	$(3.39)	$(0.01)	$(1.82)

FFO, including significant non-cash items (page 2.3) (a)	$(305,761)	$(660,096)	$138,885	$133,840
Add (deduct) significant non-cash items (page 2.4):
Impairment of real estate properties	207,668	274,705	331,592	274,705
Impairment of goodwill and other assets	157,076	320,636	163,644	320,636
Impairment (net gain) related to disposed assets - China operations	-	198,236	(3,315)	198,236
Loss (gains) on early extinguishment of debt	960	(90,719)	(172,258)	(90,719)
Our share of the loss/impairment recorded by PEPR related to PEPF II	-	108,195	-	108,195
Our share of certain (gains) losses recognized by the property funds, net (pages 4.3 and 4.4)	2,882	-	9,240	-

Total adjustments for significant non-cash items	368,586	811,053	328,903	811,053

FFO, excluding significant non-cash items (page 2.4) (a)	$62,825	$150,957	$467,788	$944,893

FFO per share - Diluted, including significant non-cash items (page 2.5) (a)	$(0.65)	$(2.48)	$0.34	$0.50
Add (deduct) - summarized significant non-cash adjustments - per share (page 2.4)	0.78	3.04	0.81	3.01

FFO per share - Diluted, excluding significant non-cash items (page 2.5) (a)	$0.13	$0.56	$1.15	$3.51

 Assets Owned and Under Management
	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Direct owned - investment balance:
Industrial properties:
Core (page 3.1)	$7,436,539	$7,441,065	$7,446,493	$7,926,977	$7,924,507
Completed development (page 3.1)	4,108,962	4,094,702	3,973,690	3,328,027	3,031,449
Properties under development (page 3.2)	191,127	354,885	281,007	861,169	1,181,344
Land held for development (page 3.5)	2,569,343	2,694,925	2,710,867	2,528,675	2,482,582
Retail and mixed use properties (page 3.1)	291,038	388,008	386,940	387,117	358,992
Land subject to ground leases and other	385,222	416,577	416,028	419,798	425,001
Other investments	233,665	240,533	256,114	249,192	321,397

Total - direct owned	15,215,896	15,630,695	15,471,139	15,700,955	15,725,272

Investment management - investment balance (b):
Industrial properties:
Property funds (page 4.2) (c)	19,468,889	19,464,421	18,988,518	18,705,789	24,722,094
Other unconsolidated investees (d)	444,985	454,986	447,395	28,347	31,762

Total - investment management	19,913,874	19,919,407	19,435,913	18,734,136	24,753,856

Total assets owned and under management	$35,129,770	$35,550,102	$34,907,052	$34,435,091	$40,479,128

(a)	These amounts are attributable to common shares.

(b)	Amounts represent the entity’s basis in the operating property, not our proportionate share.

(c)	Amount at December 31, 2008 includes the Japan property funds, but not thereafter, as we sold our investments in these property funds in February 2009.

(d)	Includes properties we manage that were sold to a new joint venture in June 2009. See note 16 in Appendix A.
See numbered note references in Appendix A, note 9 to Section II in Appendix A for a description of changes in our operating segments as of December 31, 2008 and the presentation of our segments in this supplemental report and Appendix B for definitions that are used throughout this report.
Section I - Overview
Page 1.4

Fourth Quarter 2009
Overview - continued

(in thousands, except percentages)
 Summary of Portfolio

				December 31, 2009	December 31, 2008
Square feet owned and under management:
Direct Owned:
Industrial properties:
Core (page 3.1)				141,019	154,947
Completed development (page 3.2)				50,604	40,763
Properties under development (page 3.2)				2,930	19,837
Retail and mixed use properties (page 3.1)				1,150	1,404
Investment management - industrial properties:
Property funds (page 4.2)				274,241	296,929
Other unconsolidated investees (a)				10,021	736

Total square feet owned and under management				479,965	514,616

	As of December 31, 2009
	Core Portfolio	Development Portfolio	Retail & Mixed Use	Investment Mgmt.	Total Portfolio
Square feet by continent:
North America	139,141	21,964	1,150	181,509	343,764
Europe	1,667	22,797	-	101,019	125,483
Asia	211	8,773	-	1,734	10,718

Total square feet owned and under management	141,019	53,534	1,150	284,262	479,965

Leasing Activity
	December 31, 2009	September 31, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Leased %
Direct owned:
Core industrial properties (page 3.1)	90.06%	90.39%	89.69%	90.45%	92.16%
Retail and mixed use properties (page 3.1)	84.96%	87.46%	87.26%	86.61%	94.48%
Investment management - industrial properties:
Property funds (page 4.2)	93.54%	93.78%	93.81%	94.46%	96.13%
Other unconsolidated investees (a)	94.47%	95.04%	95.89%	100.00%	47.74%

Weighted average leased % - non-development portfolio	92.39%	92.66%	92.46%	93.00%	94.69%
Direct owned - completed development industrial properties (page 3.2)	62.18%	56.56%	49.35%	45.07%	43.50%
Direct owned industrial properties under development (page 3.2)	100.00%	88.41%	72.33%	42.75%	37.21%

Weighted average leased % - development portfolio	64.25%	58.30%	50.85%	44.59%	41.44%

Weighted average leased % - total portfolio	89.25%	88.71%	87.59%	87.20%	88.42%

Leasing activity - total portfolio (sf) - QTR activity (pages 5.1 and 5.2)	31,249	28,564	25,304	22,948	28,837

(a)	Includes properties we manage that were sold to a new joint venture in June 2009. See note 16 to Section II in Appendix A.
Section I - Overview
Page 1.5

Fourth Quarter 2009
Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	December 31,

	2009	2008 (1)

Assets:
Investments in real estate assets (1):
Industrial properties:
Core	$7,436,539	$7,924,507
Completed development	4,108,962	3,031,449
Properties under development	191,127	1,181,344
Land held for development	2,569,343	2,482,582
Retail and mixed use properties	291,038	358,992
Land subject to ground leases and other	385,222	425,001
Other investments	233,665	321,397

	15,215,896	15,725,272
Less accumulated depreciation	1,671,100	1,583,299

Net investments in real estate assets	13,544,796	14,141,973

Investments in and advances to unconsolidated investees:
Property funds (2)	1,876,650	1,957,977
Other unconsolidated investees	275,073	312,016

Total investments in and advances to unconsolidated investees	2,151,723	2,269,993

Cash and cash equivalents	34,362	174,636
Accounts and notes receivable	136,754	244,778
Other assets (1)	1,017,780	1,126,993
Discontinued operations - assets held for sale (2)	-	1,310,754

Total assets	$16,885,415	$19,269,127

Liabilities and Equity:
Liabilities:
Debt (1)(2)(3)(4)(5)	$7,977,778	$10,711,368
Accounts payable and accrued expenses	455,919	658,868
Other liabilities	444,432	751,238
Discontinued operations - assets held for sale (2)	-	389,884

Total liabilities	8,878,129	12,511,358

Equity (6):
ProLogis shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	4,742	2,670
Additional paid-in capital (1)	8,524,867	7,070,108
Accumulated other comprehensive income (loss)	42,298	(29,374)
Distributions in excess of net earnings (1)	(934,583)	(655,513)

Total ProLogis shareholders’ equity	7,987,324	6,737,891
Noncontrolling interests (7)	19,962	19,878

Total equity	8,007,286	6,757,769

Total liabilities and equity	$16,885,415	$19,269,127

See Appendix A for note references
Section II - Financial Statements
Page 2.1

Fourth Quarter 2009
Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008 (1)	2009	2008 (1)

Revenues:
Rental income (8)	$227,362	$215,196	$891,095	$913,650
Property management and other fees and incentives (2)	31,563	33,815	142,763	131,011
CDFS disposition proceeds (9):
Developed and repositioned properties (2)	-	1,192,935	180,237	4,206,446
Acquired property portfolios	-	18,781	-	289,019
Development management and other income	1,393	7,608	8,987	25,857

Total revenues	260,318	1,468,335	1,223,082	5,565,983

Expenses:
Rental expenses (10)	65,595	60,324	269,956	277,320
Investment management expenses (10)	11,835	12,344	43,416	50,761
Cost of CDFS dispositions (1)(9):
Developed and repositioned properties	-	1,086,150	-	3,551,700
Acquired property portfolios	-	18,781	-	289,019
General and administrative (4)(10)(11)	52,161	36,987	180,486	177,350
Reduction in workforce (11)	-	23,131	11,745	23,131
Impairment of real estate properties (12)	207,668	274,705	331,592	274,705
Depreciation and amortization	84,153	97,435	315,807	317,315
Other expenses	4,617	17,446	24,025	28,104

Total expenses	426,029	1,627,303	1,177,027	4,989,405

Operating income (loss)	(165,711)	(158,968)	46,055	576,578
Other income (expense):
Earnings (loss) from unconsolidated property funds, net (13)	(6,227)	(105,024)	24,908	(69,116)
Earnings from other unconsolidated investees, net	301	914	3,151	13,342
Interest expense (1)(14)	(107,486)	(100,314)	(373,305)	(385,065)
Impairment of goodwill and other assets (12)	(157,076)	(320,636)	(163,644)	(320,636)
Other income (expense), net	(33,503)	2,526	(39,349)	16,522
Net gains on dispositions of real estate properties (9)	12,843	5,853	35,262	11,668
Foreign currency exchange gains (losses), net (15)	728	(115,303)	35,626	(148,281)
Gains (loss) on early extinguishment of debt (3)	(960)	90,719	172,258	90,719

Total other income (expense)	(291,380)	(541,265)	(305,093)	(790,847)

Loss before income taxes	(457,091)	(700,233)	(259,038)	(214,269)
Current income tax expense (benefit) (2)	(878)	15,726	29,262	63,441
Deferred income tax expense (benefit)	(2,600)	(14,834)	(23,287)	4,570

Total income taxes	(3,478)	892	5,975	68,011

Loss from continuing operations	(453,613)	(701,125)	(265,013)	(282,280)
Discontinued operations (16):
Income (loss) attributable to disposed properties	1,490	(4,455)	24,163	11,049
Net gain (impairment) related to disposed assets - China operations (2)	-	(198,236)	3,315	(198,236)
Net gains on dispositions:
Non-development properties	21,024	1,557	220,815	9,718
Development properties and land subject to ground leases (2)	29,146	7,551	40,649	9,783

Total discontinued operations	51,660	(193,583)	288,942	(167,686)

Consolidated net earnings (loss)	(401,953)	(894,708)	23,929	(449,966)
Net earnings attributable to noncontrolling interests (7)	(190)	(172)	(1,156)	(3,837)

Net earnings (loss) attributable to controlling interests (1)	(402,143)	(894,880)	22,773	(453,803)
Less preferred share dividends	6,316	6,352	25,423	25,423

Net loss attributable to common shares	$(408,459)	$(901,232)	$(2,650)	$(479,226)

Weighted average common shares outstanding - Basic (6)	473,561	265,898	403,149	262,729
Weighted average common shares outstanding - Diluted (6)	473,561	265,898	403,149	262,729
Net earnings (loss) per share attributable to common shares - Basic:
Continuing operations	$(0.97)	$(2.66)	$(0.73)	$(1.18)
Discontinued operations	0.11	(0.73)	0.72	(0.64)

Net earnings (loss) per share attributable to common shares - Basic	$(0.86)	$(3.39)	$(0.01)	$(1.82)

Net earnings (loss) per share attributable to common shares - Diluted (page 2.5):
Continuing operations	$(0.97)	$(2.66)	$(0.73)	$(1.18)
Discontinued operations	0.11	(0.73)	0.72	(0.64)

Net earnings (loss) per share attributable to common shares - Diluted	$(0.86)	$(3.39)	$(0.01)	$(1.82)

See Appendix A for note references
Section II - Financial Statements
Page 2.2

Fourth Quarter 2009
Consolidated Statements of Funds From Operations (FFO)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008 (1)	2009	2008 (1)

Revenues:
Rental income	$229,906	$249,778	$941,587	$1,035,335
Property management and other fees and incentives (2)	31,563	34,466	142,856	132,038
CDFS disposition proceeds (9):
Developed and repositioned properties (2)	-	1,239,378	180,237	4,271,786
Acquired property portfolios	-	18,781	-	372,667
Development management and other income	1,393	7,822	8,987	26,344

Total revenues	262,862	1,550,225	1,273,667	5,838,170

Expenses:
Rental expenses (10)	66,162	73,746	284,390	319,378
Investment management expenses (10)	11,835	12,344	43,416	50,761
Cost of CDFS dispositions (1)(9):
Developed and repositioned properties	-	1,126,198	-	3,610,123
Acquired property portfolios	-	18,781	-	372,667
General and administrative (10)(11)	52,161	45,896	181,791	199,074
Reduction in workforce (11)	-	26,431	11,745	26,431
Impairment of real estate properties (12)	207,668	274,705	331,592	274,705
Depreciation of corporate assets	3,828	4,177	15,897	16,332
Other expenses	4,617	21,400	24,031	33,192

Total expenses	346,271	1,603,678	892,862	4,902,663

Operating FFO	(83,409)	(53,453)	380,805	935,507

Other income (expense):
FFO from unconsolidated property funds (13)	41,679	(62,039)	157,197	66,415
FFO from other unconsolidated investees	1,952	858	10,878	6,162
Interest expense (1)	(107,486)	(100,398)	(373,135)	(384,526)
Net gain (impairment) related to assets held for sale - China operations (2)	-	(198,236)	3,315	(198,236)
Impairment of goodwill and other assets (12)	(157,076)	(320,636)	(163,644)	(320,636)
Other income (expense), net	(33,503)	3,724	(39,277)	20,806
Net gains on dispositions of real estate properties (9)	35,515	-	65,587	-
Foreign currency exchange gains (losses), net	(503)	723	(22,571)	(7,009)
Gains (loss) on early extinguishment of debt (3)	(960)	90,719	172,258	90,719
Current income tax benefit (expense) (2)(17)	4,536	(16,727)	(25,805)	(56,170)

Total other income (expense)	(215,846)	(602,012)	(215,197)	(782,475)

FFO	(299,255)	(655,465)	165,608	153,032

Less preferred share dividends	6,316	6,352	25,423	25,423
Less net earnings (loss) attributable to noncontrolling interests (7)	190	(1,721)	1,300	(6,231)

FFO attributable to common shares, including significant non-cash items	$(305,761)	$(660,096)	$138,885	$133,840

Adjustments for significant non-cash items (page 2.4)	368,586	811,053	328,903	811,053

FFO attributable to common shares, excluding significant non-cash items	$62,825	$150,957	$467,788	$944,893

Weighted average common shares outstanding - Basic (6)	473,561	265,898	403,149	262,729

FFO per share attributable to common shares, including significant non-cash items:
Basic	$(0.65)	$(2.48)	$0.34	$0.51

Diluted (page 2.5)	$(0.65)	$(2.48)	$0.34	$0.50

FFO per share attributable to common shares, excluding significant non-cash items:
Basic	$0.13	$0.57	$1.16	$3.60

Diluted (page 2.5)	$0.13	$0.56	$1.15	$3.51

See Appendix A for note references
Section II - Financial Statements
Page 2.3

Fourth Quarter 2009
Reconciliations of Net Loss to FFO and EBITDA

(in thousands)
 Reconciliation of net loss to FFO, including significant non-cash items

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008 (1)	2009	2008 (1)

Net loss (a)	$(408,459)	$(901,232)	$(2,650)	$(479,226)
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	80,325	93,258	299,910	300,983
Adjustments to gains on dispositions for depreciation	(3,183)	(1,156)	(5,387)	(2,866)
Gains on dispositions of non-development/ non-CDFS properties	(3,291)	(5,806)	(4,937)	(11,620)
Reconciling items attributable to discontinued operations (16):
Gains on dispositions of non-development/ non-CDFS properties	(21,024)	(1,557)	(220,815)	(9,718)
Real estate related depreciation and amortization	487	9,012	11,319	33,661

Total discontinued operations	(20,537)	7,455	(209,496)	23,943
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	40,361	51,159	154,315	155,067
Adjustment to gains/losses on dispositions for depreciation	(1,681)	(329)	(9,569)	(492)
Other amortization items	(3,954)	(3,337)	(11,775)	(15,840)

Total unconsolidated investees	34,726	47,493	132,971	138,735

Total NAREIT defined adjustments	88,040	141,244	213,061	449,175

Subtotal-NAREIT defined FFO	(320,419)	(759,988)	210,411	(30,051)

Add (deduct) our defined adjustments:
Foreign currency exchange losses (gains), net (15)	(1,231)	117,145	(58,128)	144,364
Current income tax expense (17)	3,658	-	3,658	9,656
Deferred income tax expense (benefit)	(2,600)	(15,406)	(23,299)	4,073

Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses (gains), net (15)	(947)	(82)	(1,737)	2,331
Unrealized losses (gains) on derivative contracts, net	(1,394)	18,007	(7,561)	23,005
Deferred income tax expense (benefit)	17,172	(19,772)	15,541	(19,538)

Total unconsolidated investees	14,831	(1,847)	6,243	5,798

Total our defined adjustments	14,658	99,892	(71,526)	163,891

FFO, including significant non-cash items (a)	$(305,761)	$(660,096)	$138,885	$133,840

 Reconciliation of FFO, including significant non-cash items, to FFO, excluding significant non-cash items

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008 (1)	2009	2008 (1)

FFO, including significant non-cash items (a)	$(305,761)	$(660,096)	$138,885	$133,840
Add (deduct) significant non-cash items:
Impairment of real estate properties (12)	207,668	274,705	331,592	274,705
Impairment of goodwill and other assets (12)	157,076	320,636	163,644	320,636
Impairment (net gain) related to disposed assets - China operations (2)	-	198,236	(3,315)	198,236
Loss (gains) on early extinguishment of debt (3)	960	(90,719)	(172,258)	(90,719)
Our share of the loss/impairment recorded by PEPR	-	108,195	-	108,195
Our share of certain (gains) losses recognized by the property funds (page 4.3 and 4.4)	2,882	-	9,240	-

Total adjustments for significant non-cash items	368,586	811,053	328,903	811,053

FFO, excluding significant non-cash items (a)	$62,825	$150,957	$467,788	$944,893

 Reconciliation of FFO, excluding significant non-cash items, to EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008 (1)	2009	2008 (1)

FFO, excluding significant non-cash items (a)	$62,825	$150,957	$467,788	$944,893
Interest expense	107,486	100,398	373,135	384,526
Depreciation of corporate assets	3,828	4,177	15,897	16,332
Current income tax expense (benefit) included in FFO	(4,536)	16,727	25,805	56,170
Adjustments to gains on dispositions for interest capitalized	5,251	12,637	16,795	57,632
Preferred share dividends	6,316	6,352	25,423	25,423
Share of reconciling items from unconsolidated investees	41,284	33,812	173,682	173,900

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$222,454	$325,060	$1,098,525	$1,658,876

See Consolidated Statements of Operations on Page 2.2 and Consolidated Statements of FFO on Page 2.3.
See Appendix A for note references

(a)	Attributable to common shares.
Section II - Financial Statements
Page 2.4

Fourth Quarter 2009
Calculation of Per Share Amounts

(in thousands, except per share amounts)
 Net Loss Per Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009 (a)	2008 (a)	2009 (a)	2008 (a)

Net loss - Basic (b)	$(408,459)	$(901,232)	$(2,650)	$(479,226)
Noncontrolling interest attributable to convertible limited partnership units (c)	-	-	-	-

Adjusted loss - Diluted (b)	$(408,459)	$(901,232)	$(2,650)	$(479,226)

Weighted average common shares outstanding - Basic	473,561	265,898	403,149	262,729
Incremental weighted average effect of conversion of limited partnership units (c)	-	-	-	-
Incremental weighted average effect of stock awards (d)	-	-	-	-

Weighted average common shares outstanding - Diluted	473,561	265,898	403,149	262,729

Net loss per share - Diluted (b)	$(0.86)	$(3.39)	$(0.01)	$(1.82)

  FFO Per Share, including significant non-cash items

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009 (a)	2008 (a)	2009	2008

FFO - Basic, including significant non-cash items (b)	$(305,761)	$(660,096)	$138,885	$133,840
Noncontrolling interest attributable to convertible limited partnership units (c)	-	-	-	-

FFO - Diluted, including significant non-cash items (b)	$(305,761)	$(660,096)	$138,885	$133,840

Weighted average common shares outstanding - Basic	473,561	265,898	403,149	262,729
Incremental weighted average effect of conversion of limited partnership units (c)	-	-	-	-
Incremental weighted average effect of stock awards (d)	-	-	2,474	3,372

Weighted average common shares outstanding - Diluted	473,561	265,898	405,623	266,101

FFO per share - Diluted, including significant non-cash items (b)	$(0.65)	$(2.48)	$0.34	$0.50

  FFO Per Share, excluding significant non-cash items

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

FFO - Basic, including significant non-cash items (b)	$(305,761)	$(660,096)	$138,885	$133,840
Adjustments for significant non-cash items (see page 2.4)	368,586	811,053	328,903	811,053
Noncontrolling interest attributable to convertible limited partnership units (c)	-	172	1,156	3,837

FFO - Diluted, excluding significant non-cash items (b)	$62,825	$151,129	$468,944	$948,730

Weighted average common shares outstanding - Basic	473,561	265,898	403,149	262,729
Incremental weighted average effect of conversion of limited partnership units (c)	-	2,551	1,100	4,447
Incremental weighted average effect of stock awards (d)	3,159	1,527	2,474	3,372

Weighted average common shares outstanding - Diluted	476,720	269,976	406,723	270,548

FFO per share - Diluted, excluding significant non-cash items (b)	$0.13	$0.56	$1.15	$3.51

(a)	In periods with a net loss, the inclusion of any incremental shares is anti-dilutive, and therefore, both basic and diluted shares are the same.

(b)	Attributable to common shares.

(c)	If the impact of the conversion of limited partnership units is anti-dilutive, the income and shares are not included in the diluted per share calculation.

(d)	Total weighted average potentially dilutive awards outstanding were 10,949 and 10,833 for the three months ended December 31, 2009 and 2008, respectively, and 11,539 and 10,204 for the year-ended December 31, 2009 and 2008, respectively. Of the potentially dilutive instruments, 5,639 and 7,506, were anti-dilutive for the three months ended December 31, 2009 and 2008, respectively, and 6,781 and 6,647, were anti-dilutive for the year ended December 31, 2009 and 2008. In a loss period, the effect of stock awards is not included as the impact is anti-dilutive.
Section II - Financial Statements
Page 2.5

Fourth Quarter 2009
Direct Owned - Operating Properties

(in thousands, except for leased percentage)	December 31, 2009			December 31, 2008
	Square	Investment	Leased	Square	Investment	Leased
	Feet	Balance	Percentage	Feet	Balance	Percentage

Industrial properties:
Core portfolio:
North America:
Mexico	1,170	$68,013	58.20%	1,334	$67,379	46.82%
United States	137,971	7,216,541	90.70%	151,617	7,698,871	92.86%

Total North America	139,141	7,284,554	90.43%	152,951	7,766,250	92.46%

Europe:
Central Europe	307	32,832	100.00%	307	33,457	98.12%
Southern Europe	1,360	93,083	49.01%	1,478	102,282	59.06%

Total Europe	1,667	125,915	58.40%	1,785	135,739	65.78%
Asia:
Korea	211	26,070	100.00%	211	22,518	100.00%

Total core portfolio	141,019	7,436,539	90.06%	154,947	7,924,507	92.16%

Development portfolio - completed developments (a):
North America	21,297	1,131,184	76.11%	16,845	772,175	47.53%
Europe (b)	20,884	1,524,400	44.12%	18,147	1,304,249	40.99%
Asia	8,423	1,453,378	71.76%	5,771	955,025	39.65%

Total development portfolio - completed development	50,604	4,108,962	62.18%	40,763	3,031,449	43.50%

Total industrial properties	191,623	11,545,501	82.70%	195,710	10,955,956	82.02%

Retail and mixed use properties	1,150	291,038	84.96%	1,404	358,992	94.48%

Total direct owned operating properties	192,773	$11,836,539	82.71%	197,114	$11,314,948	82.12%

(a)	These properties were developed by us originally with the intent to contribute to a property fund. See page 3.2 for detail by country/region and the total development portfolio (including properties under development) and page 3.4 for development activity.

(b)	During the first, second, third and fourth quarters of 2009, we contributed 9, 11, 10 and 13 properties aggregating 2.0 million, 2.1 million, 2.0 million and 3.1 million square feet that were 95.0%, 99.3%, 94.6% and 99.9% leased, respectively, to ProLogis European Properties Fund II (“PEPF II”). All but one of the buildings were from our development portfolio.
Section III - Direct Owned
Page 3.1

Fourth Quarter 2009
Direct Owned - Development Portfolio (a)

(in thousands, except for number of properties and leased percentage)

				Remaining	Total
	Number of	Square	Investment	Costs to	Expected	Leased
As of December 31, 2009	Properties	Feet	Balance (b)	Incur(c)	Investment	Percentage

Industrial properties:
Completed developments:
North America:
Canada	2	526	$43,674	$3,636	$47,310	20.91%
Mexico	21	4,390	209,214	19,941	229,155	60.75%
United States	44	16,381	896,766	26,245	923,011	82.00%

Total North America	67	21,297	1,149,654	49,822	1,199,476	76.11%
Europe:
Central Europe	40	10,486	676,126	70,186	746,312	48.70%
Northern Europe	15	3,321	244,661	10,367	255,028	58.63%
Southern Europe	16	3,915	281,190	12,701	293,891	36.35%
United Kingdom	13	3,162	326,451	27,889	354,340	23.31%

Total Europe	84	20,884	1,528,428	121,143	1,649,571	44.12%
Asia:
Japan	10	8,209	1,436,581	33,006	1,469,587	71.03%
Korea	2	214	18,878	147	19,025	100.00%

Total Asia	12	8,423	1,455,459	33,153	1,488,612	71.76%

Total completed developments	163	50,604	4,133,541	204,118	4,337,659	62.18%

Properties under development:
North America:
United States (d)	1	667	18,979	38,199	57,178	100.00%

Europe:
Northern Europe (d)	1	548	34,161	9,275	43,436	100.00%
Southern Europe	1	861	46,741	16,017	62,758	100.00%
United Kingdom (d)	1	504	11,318	28,052	39,370	100.00%

Total Europe	3	1,913	92,220	53,344	145,564	100.00%
Asia:
Japan (d)	1	350	80,803	12,154	92,957	100.00%

Total properties under development	5	2,930	192,002	103,697	295,699	100.00%

Total development portfolio	168	53,534	$4,325,543	$307,815	$4,633,358	64.25%

(a)	The development portfolio includes both completed and under development industrial properties. These properties were included in our CDFS pipeline prior to December 31, 2008 or were started during 2009 (see pages 3.4 and 3.5). Due to changes in our business strategy, we no longer have properties in the CDFS business segment. See note 9 to Section II in Appendix A for further discussion. Also see Appendix A, Section III for information regarding our Static Development Portfolio (properties that existed at December 31, 2008).

(b)	The investment balance includes real estate, as well as leasing commissions associated with these developments that are classified as Other Assets in our Consolidated Balance Sheets.

(c)	These costs may include construction costs, capitalized interest and administrative costs, tenant improvements and leasing commissions depending on the status of the property.

(d)	Includes build-to-suit development projects that started after July 1, 2009 (four total; one each located in the United States, the Netherlands, Scotland and Japan). See page 3.5 for more information on these projects.
Section III - Direct Owned
Page 3.2

Fourth Quarter 2009
Direct Owned - Development Portfolio - Supplemental Information

(in thousands, except for leased percentage)
 Total Development Portfolio, Investment At Risk
Below is a comparison of the total development portfolio, including both completed and under development industrial properties showing the unleased total expected investment amounts at the respective dates. For additional information on the development portfolio, including leasing based on square feet, see page 3.2.

	Total		Unleased
		Expected
		Investment Dollars	Investment Dollars
As of	Square Feet	(TEI)	At Risk
September 30, 2008	103,948	$7,890,933	$4,684,105
December 31, 2008	60,600	$5,080,481	$3,190,419
March 31, 2009	58,392	$4,758,447	$2,790,510
June 30, 2009	56,438	$4,651,846	$2,453,815
September 30, 2009	55,300	$4,795,000	$2,153,919
December 31, 2009	53,534	$4,633,358	$1,704,116
 Development Portfolio Roll Forward

			Remaining	Total
	Square	Investment	Costs to	Expected	Leased
	Feet	Balance (b)	Incur (c)	Investment	Percentage

As of December 31, 2008 - Development portfolio (a)	60,600	$4,209,925	$870,556	$5,080,481	41.44%
Changes in the portfolio during 2009:
Changes to existing properties and effect of changes in foreign exchange rates, net	(220)	540,512	(631,684)	(91,172)	27.83%
Development starts	2,696	179,056	96,154	275,210	1.89%
Reversal of development starts	(381)	-	(27,211)	(27,211)	-0.11%
Contributions and sales during 2009:
First quarter	(2,011)	(127,054)	-	(127,054)	-1.68%
Second quarter	(2,182)	(140,409)	-	(140,409)	-1.80%
Third quarter	(2,003)	(163,963)	-	(163,963)	-1.45%
Fourth quarter	(2,965)	(172,524)	-	(172,524)	-1.87%

As of December 31, 2009 -Development portfolio (a)	53,534	$4,325,543	$307,815	$4,633,358	64.25%

(a)	The development portfolio includes both completed and under development industrial properties. These properties were included in our CDFS pipeline prior to December 31, 2008 or were started during 2009 (see pages 3.4 and 3.5). Due to changes in our business strategy, we no longer have properties in the CDFS business segment. See note 9 to Section II in Appendix A for further discussion.

(b)	The investment balance includes real estate, as well as leasing commissions associated with these developments that are classified as Other Assets in our Consolidated Balance Sheets.

(c)	These costs may include construction costs, capitalized interest and administrative costs, tenant improvements and leasing commissions depending on the status of the property.
Section III - Direct Owned
Page 3.3

Fourth Quarter 2009
Direct Owned - Development Activity

(in thousands, except per square foot)
 Industrial Starts and Completions

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2009 (a)	2009 (a)	2009	2009 (b)	2009

Development Starts:
North America:
Square feet	667	-	-	253	920
Total expected investment ($)	57,178	-	-	26,585	83,763
Cost per square foot ($)	85.72	-	-	105.08	91.05
Europe:
Square feet	504	548	233	(240)	1,045
Total expected investment ($)	40,738	44,190	14,126	(17,005)	82,049
Cost per square foot ($)	80.83	80.64	60.63	-	77.08
Asia:
Square feet	-	350	-	-	350
Total expected investment ($)	-	87,462	-	-	87,462
Cost per square foot ($)	-	249.89	-	-	249.89

Total:
Square feet	1,171	898	233	13	2,315
Total expected investment ($)	97,916	131,652	14,126	9,580	253,274
Cost per square foot ($)	83.62	146.61	60.63	—	-

Development Completions:
North America:
Square feet	-	253	1,228	3,081	4,562
Total expected investment ($)	-	26,585	69,729	253,134	349,448
Cost per square foot ($)	-	105.08	56.78	82.16	76.60
Leased percentage at completion(c)	-	100.00%	19.01%	61.52%
Leased percentage at 12/31/09	-	100.00%	31.03%	78.64%
Europe:
Square feet	473	1,320	5,629	4,476	11,898
Total expected investment ($)	49,115	92,881	417,573	350,036	909,605
Cost per square foot ($)	103.84	70.36	74.18	78.20	76.45
Leased percentage at completion (c)	59.38%	69.89%	59.23%	25.06%
Leased percentage at 12/31/09	59.38%	89.52%	62.03%	53.53%
Asia:
Square feet	802	-	1,849	-	2,651
Total expected investment ($)	177,274	-	318,311	-	495,585
Cost per square foot ($)	221.04	-	172.15	-	186.94
Leased percentage at completion (c)	78.86%	-	32.70%	-
Leased percentage at 12/31/09	78.86%	-	94.07%	-

Total:
Square feet	1,275	1,573	8,706	7,557	19,111
Total expected investment ($)	226,389	119,466	805,613	603,170	1,754,638
Cost per square foot ($)	177.56	75.95	92.54	79.82	91.81
Leased percentage at completion(c)	71.63%	74.73%	47.92%	39.92%
Leased percentage at 12/31/09	71.63%	91.21%	64.46%	63.77%

(a)	All of the development starts in the third and fourth quarters of 2009 were pre-leased. The information presented for development starts is as of the month of start and utilizing foreign exchange rates at that time. See page 3.5 for more information on these projects as of December 31, 2009.

(b)	Due to market conditions during the fourth quarter 2008, we halted the majority of our new development. As a result, during the first quarter of 2009, we stopped development of one property in Europe with 381,000 square feet and a total expected investment of $27.2 million. Our remaining development starts in first quarter 2009 aggregated 394,000 square feet for two projects with a combined total expected investment of $36.8 million, both of which were fully leased. All of our starts in 2009 were 100% leased prior to construction.

(c)	Represents the leased percentage at the end of the quarter in which the development was completed.
Section III - Direct Owned
Page 3.4

Fourth Quarter 2009
Direct Owned - Land and Build-to-Suit Activity

(in thousands, except acres)

Land Held for Development
	As of December 31, 2009		As of December 31, 2008
	Acres	Investment	Acres	Investment

North America	6,275	$1,061,101	6,400	$1,111,009
Europe	3,959	1,183,632	3,614	1,094,824
Asia	126	324,610	120	276,749

Total land held for development	10,360	$2,569,343	10,134	$2,482,582

Roll forward of land held for development:
As of December 31, 2008				$2,482,582
Changes in land held for development during 2009:
Acquisitions				190,227
Dispositions and development starts				(150,649)
Infrastructure costs and reclasses from land subject to ground leases				126,437
Impairment charges				(135,189)
Effect of changes in foreign exchange rates and other				55,935

As of December 31, 2009				$2,569,343

Build-to-Suit Development - since July 1, 2009
Consistent with our announced strategic initiatives to monetize our land bank, we have entered into development projects that may be different than the development model we used in the past. The projects are structured differently depending on many factors, including the region and how best to serve our customers. Our goals with these projects are to utilize the land we own through the development of industrial buildings that are pre-leased to a customer prior to development. Depending on each individual project structure, the project will either be included in our financial statements on a consolidated basis or as a joint venture on an unconsolidated basis. During the third and fourth quarters of 2009, we began development on five such projects, as detailed below. The projects that are being consolidated are included in our development portfolio and development activity disclosed on pages 3.2, 3.3 and 3.4 in this Supplemental Package.

	Land
			Building	Current	Remaining	Total Expected	Accounting
Project	Acres	Investment	Sq Ft	Investment (a)	Costs to Incur	Investment (b)	Treatment

Fourth Quarter Development Start
North America- United States
Crossroads	55.56	$17,212	667	$18,979	$38,199	$57,178	Consolidated
Europe- Scotland CO-OP	27.01	$7,764	504	$11,318	$28,052	$39,370	Consolidated until sold at completion
Third Quarter Development Start
Europe- the Netherlands
Oosterhout	19.62	$16,746	548	$34,161	$9,275	$43,436	Consolidated until contributed at completion
Asia- Japan
Ebina (c)	9.05	$56,205	350	$80,803	$12,154	$92,957	Consolidated
Maishima IV (d)	4.82	$30,185	616	$44,284	$58,998	$103,282	Unconsolidated Joint Venture

2009 Activity — Totals	116.06	$128,112

(a)	Represents costs incurred to date, and the land, for the entire project as of December 31, 2009.

(b)	Represents our estimated total expected investment as of December 31, 2009 at current exchange rates.

(c)	This building is being developed for the user of the building on land that we own. During construction, we are responsible for 40% of the development costs and the user is responsible for 60%. At completion, we will be reimbursed for our 40% of the development costs and the user will lease the land from us under a 20-year lease. We have a purchase option to buy the building in three years, and therefore, we will account for the sale as a leasing transaction and it will remain on our balance sheet.

(d)	During the third quarter of 2009, we created a new joint venture with one partner that is accounted for under the equity method and to which we contributed land. Our partner is responsible to fund 51% of the costs of construction, and we are responsible for 49%. The joint venture intends to obtain secured financing and use the proceeds to reimburse our costs of construction. After the financing is in place, our total investment in this joint venture is expected to equal our land investment balance and represent 60% of the joint venture equity.
Section III - Direct Owned
Page 3.5

Fourth Quarter 2009
Direct Owned - Investing Activity

(in thousands, except acres)
 Inflows

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2009	2009	2009	2009	2009
Net proceeds from property dispositions (a):
Contributions to property funds:
Developed and repositioned properties
Square feet	2,965	2,003	2,069	2,011	9,048
Net sales proceeds ($)	177,924	173,803	150,023	130,529	632,279
Non-development (non-CDFS) properties
Square feet	141	-	-	-	141
Net sales proceeds ($)	11,434	-	-	-	11,434

Total contributions to property funds:
Square feet	3,106	2,003	2,069	2,011	9,189
Net sales proceeds ($)	189,358	173,803	150,023	130,529	643,713

Dispositions to third parties:
Developed and repositioned properties
Square feet	-	-	750	-	750
Net sales proceeds ($)	94	-	133,597	-	133,691
Non-development (non-CDFS) properties
Square feet	1,044	615	12,356	-	14,015
Net sales proceeds ($)	91,810	33,952	533,209	-	658,971
Land (b)
Acres	138	21	1	17	177
Net sales proceeds ($)	56,054	33,294	2,962	5,181	97,491

Total dispositions to third parties:
Square feet	1,044	615	13,106	-	14,765
Net sales proceeds ($)	147,958	67,246	669,768	5,181	890,153

Total property dispositions:
Square feet	4,150	2,618	15,175	2,011	23,954
Net sales proceeds ($)	337,316	241,049	819,791	135,710	1,533,866
Net proceeds from other dispositions:
Disposition of China operations ($)	-	-	-	845,000	845,000
Sale of investments in the Japan property funds ($)	-	-	-	500,000	500,000

Total proceeds from other dispositions ($)	-	-	-	1,345,000	1,345,000

Net proceeds - all dispositions ($)	337,316	241,049	819,791	1,480,710	2,878,866

Outflows
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2009	2009	2009	2009	2009

Property acquisitions:
Land:
Acres	76	19	121	262	478
Total purchase price ($)	12,824	17,667	56,806	102,930	190,227
Investments in property funds:
Capital contributions ($) (c)	95,067	127,102	38,978	34,500	295,647
Acquisition of investment interest ($) (d)	59,394	-	-	-	59,394

(a)	See note 9 to Section II in Appendix A about the changes made to our reporting of business segments.

(b)	Includes land subject to ground leases sold in the fourth quarter (112 acres) and $30.2 million of land that was contributed to a new joint venture in the third quarter. See page 3.5 for more detail.

(c)	Amounts include cash contributions made to the property funds and investment interests received in exchange for properties contributed.

(d)	In the fourth quarter, we invested in preferred stock of ProLogis European Properties Fund (“PEPR”). See page 4.1.
Section III - Direct Owned
Page 3.6

Fourth Quarter 2009
Investment Management - ProLogis’ Investments in Unconsolidated Investees

(in thousands, except for percentages)

	December 31, 2009		December 31, 2008
	Investment Balance	Ownership Percentage	Investment Balance	Ownership Percentage

Property funds:
ProLogis California LLC	$94,498	50.0%	$102,685	50.0%
ProLogis North American Properties Fund I	21,295	41.3%	25,018	41.3%
ProLogis North American Properties Funds VI-X (a)	78,996	20.0%	110,561	20.0%
ProLogis North American Properties Fund XI	22,115	20.0%	28,322	20.0%
ProLogis North American Industrial Fund (b)	241,988	23.0%	191,088	23.1%
ProLogis North American Industrial Fund II (c)	336,511	37.0%	265,575	36.9%
ProLogis North American Industrial Fund III	140,047	20.0%	122,148	20.0%
ProLogis Mexico Industrial Fund	74,754	24.2%	96,320	24.2%
ProLogis European Properties (d)	383,389	24.8%	321,984	24.9%
ProLogis European Properties Fund II (e)	461,631	32.1%	312,600	36.9%
ProLogis Korea Fund	21,426	20.0%	21,867	20.0%

Subtotal	1,876,650	29.3%	1,598,168	30.0%

ProLogis Japan property funds (f)	-	-	359,809	20.0%

Total property funds	1,876,650	29.3%	1,957,977	28.1%

Other unconsolidated investees, by continent:
North America	148,137		150,963
Europe (g)	96,191		161,053
Asia (h)	30,745		-

	275,073		312,016

Total investments in and advances to unconsolidated investees	$2,151,723		$2,269,993

(a)	During the fourth quarter of 2009, we recognized an impairment charge of $28.5 million, representing the carrying value of our investments in funds IX and X. We recorded the impairment charge due to recent indications that we may not be able to recover our investment.

(b)	In the third quarter of 2009, the North American Industrial Fund borrowed $184 million on its credit facility in order to repay $216 million of secured mortgage debt, resulting in a gain on early extinguishment of debt of $31.1 million. During the fourth quarter of 2009, the property fund called capital of $209 million (our share $48.9 million) to repay the $184 million outstanding on its credit facility and $25 million of secured mortgage debt. The remaining secured debt balance of $64.5 million was extended for five years.

(c)	On July 1, 2009, in connection with the amendment of a loan agreement and the restructuring of this property fund, we made an $85 million cash capital contribution that will earn a 10% preferred return.

(d)	In December 2009, PEPR issued €61 million of preferred stock with a 10.5% dividend that was offered to its current investors with the remainder sold at auction. We invested €41.6 million ($59.4 million) in the preferred stock that is included in our investment balance.

(e)	During 2009, we contributed 43 properties aggregating 9.2 million square feet totaling €457.7 million ($643.7million) to this property fund.

(f)	We sold these investments in February 2009. See note 2 to Section II in Appendix A.

(g)	During the fourth quarter of 2009, we recognized an impairment charge of $115.1 million related to our investment in and advances to an entity that develops and operates primarily retail properties in Europe. Included in the impairment charge is $25 million, which represents the cumulative translation losses that we recognized on this investment and that were previously included as a component of equity.

(h)	During the third quarter of 2009, we created and made an investment in a new joint venture arrangement in Japan that is accounted for under the equity method. See Page 3.5 for more detail.
Section IV - Investment Management
Page 4.1

Fourth Quarter 2009
Investment Management — Operating Portfolio of Property Funds

(in thousands, except for percentages)

	December 31, 2009			December 31, 2008
	Square	Current	Leased	Square	Current	Leased
	Feet	Investment (a)	Percentage	Feet	Investment (a)	Percentage

Operating industrial properties:
North America:
Property funds:
ProLogis California LLC	14,178	$700,588	94.19%	14,178	$697,590	98.67%
ProLogis North American Properties Fund I	9,033	376,176	97.04%	9,406	386,572	95.57%
ProLogis North American Properties Fund VI-X	25,150	1,516,728	87.10%	25,547	1,527,889	89.86%
ProLogis North American Properties Fund XI	3,616	181,869	96.80%	4,112	219,487	95.21%
ProLogis North American Industrial Fund	49,656	2,948,285	94.85%	49,656	2,916,806	96.31%
ProLogis North American Industrial Fund II	36,018	2,170,506	89.72%	35,752	2,161,805	94.54%
ProLogis North American Industrial Fund III	24,693	1,752,896	92.10%	24,709	1,746,538	94.39%
ProLogis Mexico Industrial Fund	9,144	573,849	86.41%	9,494	588,382	94.23%

Total North America	171,488	10,220,897	91.89%	172,854	10,245,069	94.73%

Europe:
Property funds:
ProLogis European Properties	52,978	4,518,277	95.80%	56,273	4,819,603	97.42%
ProLogis European Properties Fund II	48,041	4,579,539	96.80%	38,853	3,918,541	97.89%

Total Europe	101,019	9,097,816	96.27%	95,126	8,738,144	97.62%

Asia:
Property funds:
ProLogis Korea Fund	1,734	150,176	97.82%	1,915	142,896	100.00%
ProLogis Japan property funds (b)	-	-	-	27,034	5,595,985	99.56%

Total Asia	1,734	150,176	97.82%	28,949	5,738,881	99.59%

Total investment management operating portfolio	274,241	$19,468,889	93.54%	296,929	$24,722,094	96.13%

(a)	The current investment represents the entity’s basis in the real estate not our proportionate share.

(b)	We sold our investments in these property funds in February 2009. See note 2 to Section II in Appendix A.
Section IV - Investment Management
Page 4.2

Fourth Quarter 2009
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
 FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended December 31, 2009
	North American	European	Asian
	Funds (1)	Funds (2)	Fund (3)	Total

Rental income	$206,529	$199,923	$2,764	$409,216
Rental expenses	(45,925)	(50,496)	(105)	(96,526)

Net operating income from properties	160,604	149,427	2,659	312,690
Other expense, net, including G&A	(6,779)	(12,520)	(209)	(19,508)
Gain on disposition of real estate properties (4)	1,347	-	-	1,347
Loss on early extinguishment of debt (5)	-	(11,600)	-	(11,600)
Interest expense (6)	(90,085)	(49,136)	(750)	(139,971)
Current income tax expense	(380)	(14,318)	-	(14,698)

FFO of the property funds	64,707	61,853	1,700	128,260
Real estate related depreciation and amortization	(77,473)	(60,834)	(744)	(139,051)
Unrealized gains on derivative contracts (6)	3,768	-	-	3,768
Deferred tax benefit (expense)	(74,703)	3,879	-	(70,824)
Other income (expense), net, including foreign currency	1,315	2,315	-	3,630

Net earnings (loss) of the property funds	$(82,386)	$7,213	$956	$(74,217)

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined
	For the Three Months Ended December 31, 2009
	North American	European	Asian
	Funds (1)	Funds (2)	Fund (3)	Total

ProLogis’ share of the property fund’s FFO	$19,324	$20,486	$340	$40,150
Fees paid to ProLogis (7)(8)	17,392	12,712	189	30,293
Amortization adjustments (9)	2,455	(926)	-	1,529

FFO recognized by ProLogis, including significant non-cash items	$39,171	$32,272	$529	$71,972
ProLogis’ share of certain (gains) losses recognized by the property funds:
Loss on early extinguishment of debt (5)	-	2,882	-	2,882

FFO recognized by ProLogis, excluding significant non-cash items	$39,171	$35,154	$529	$74,854

ProLogis’ share of the property fund’s net earnings (loss)	$(18,906)	$5,149	$191	$(13,566)
Fees paid to ProLogis (7)(8)	17,392	12,712	189	30,293
Amortization adjustments (9)	4,796	2,543	-	7,339

Net earnings recognized by ProLogis	$3,282	$20,404	$380	$24,066

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings (Loss) to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.3

Fourth Quarter 2009
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Twelve Months Ended December 31, 2009
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$855,544	$736,260	$40,911	$1,632,715
Rental expenses	(199,269)	(159,055)	(5,068)	(363,392)

Net operating income from properties	656,275	577,205	35,843	1,269,323
Other expense, net, including G&A	(24,595)	(36,813)	(11,112)	(72,520)
Gain (loss) on disposition of real estate properties (4)	1,347	(46,953)	2,431	(43,175)
Impairment of real estate properties (4)	(11,129)	-	-	(11,129)
Gain (loss) on early extinguishment of debt (5)	31,078	(11,600)	-	19,478
Interest expense (6)	(390,534)	(189,101)	(9,281)	(588,916)
Current income tax expense	(2,075)	(48,509)	-	(50,584)

FFO of the property funds	260,367	244,229	17,881	522,477
Real estate related depreciation and amortization	(306,712)	(223,219)	(2,850)	(532,781)
Unrealized gains on derivative contracts (6)	20,523	-	-	20,523
Adjustment to gain (loss) on disposition of properties for depreciation (4)	-	31,636	150	31,786
Deferred tax benefit (expense)	(78,570)	18,764	-	(59,806)
Other income (expense), net, including foreign currency	-	4,065	1,253	5,318

Net earnings (loss) of the property funds	$(104,392)	$75,475	$16,434	$(12,483)

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Twelve Months Ended December 31, 2009

	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO	$73,749	$76,942	$3,554	$154,245
Fees paid to ProLogis (7)(8)	63,413	50,814	2,603	116,830
Amortization adjustments (9)	3,185	(628)	395	2,952

FFO recognized by ProLogis, including significant non-cash items	140,347	127,128	6,552	274,027
ProLogis’ share of certain (gains) losses recognized by the property funds:
Impairment of real estate properties (4)	2,226	-	-	2,226
Losses on derivative activity (6)	11,283	-	-	11,283
Loss (gain) on early extinguishment of debt (5)	(7,151)	2,882	-	(4,269)

Total adjustments for significant non-cash items	6,358	2,882	-	9,240

FFO recognized by ProLogis, excluding significant non-cash items	$146,705	$130,010	$6,552	$283,267

ProLogis’ share of the property fund’s net earnings (loss)	$(23,116)	$27,505	$3,286	$7,675
Fees paid to ProLogis (7)(8)	63,413	50,814	2,542	116,769
Amortization adjustments (9)	11,031	5,636	566	17,233

Net earnings recognized by ProLogis	$51,328	$83,955	$6,394	$141,677

Condensed Balance Sheet of the Property Funds, Combined

	As of December 31, 2009

	North American	European	Asian
	Funds (1)	Funds (2)	Fund (3)	Total

Real estate owned, before depreciation	$10,220,897	$9,097,816	$150,176	$19,468,889
Accumulated depreciation	(938,902)	(803,025)	(5,085)	(1,747,012)
Other assets	417,846	512,765	5,593	936,204

Total assets	$9,699,841	$8,807,556	$150,684	$18,658,081

Third party debt	$5,340,261	$3,948,852	$48,136	$9,337,249
Other liabilities	307,234	825,012	3,438	1,135,684

Total liabilities	$5,647,495	$4,773,864	$51,574	$10,472,933

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings (Loss) to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.4

Fourth Quarter 2009
Investment Management - Investing and Financing Activity

(in thousands, except percentages)
Investing Activities - for the property funds combined

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2009	2009	2009	2009	2009

Inflows:
Property dispositions:
Square feet	601	795	2,973	-	4,369
Net sales proceeds ($)	45,087	39,854	247,782	-	332,723

Outflows:
Operating properties contributed from ProLogis:
Square feet	3,106	2,003	2,069	2,011	9,189
Purchase price of assets acquired (a)($)	189,358	173,803	150,023	130,529	643,713
Financing Activities - for each property fund, if applicable (b)

	Three Months Ended		Twelve Months Ended
	December 31, 2009		December 31, 2009
	Principal	Wtd. Int. Rate	Principal	Wtd. Int. Rate

Debt issued:
ProLogis California LLC	$52,500	6.60%	$310,000	7.24%
ProLogis North American Industrial Fund III (c)	$-	-	$50,732	variable
ProLogis European Properties	$276,961	4.74%	$418,321	5.14%
ProLogis European Properties Fund II	$183,068	4.91%	$583,264	4.80%

	$512,529		$1,362,317

Debt Repaid:
ProLogis California LLC	$56,001	7.20%	$312,135	6.89%
ProLogis North American Properties Funds I	$3,227	7.65%	$3,227	7.65%
ProLogis North American Properties Funds VI-X	$-	-	$8,500	5.44%
ProLogis North American Properties Fund XI	$-	-	$14,355	5.03%
ProLogis North American Industrial Fund	$25,000	5.94%	$241,000	5.24%
ProLogis North American Industrial Fund III (c)	$-	-	$61,257	variable
ProLogis European Properties	$603,334	4.05%	$1,195,016	4.63%
ProLogis European Properties	$-	-	$36,110	variable

	$687,562		$1,871,600

Debt Extended:
ProLogis California LLC - to 2010	$-	-	$55,654	7.20%
ProLogis North American Industrial Fund to 2018	$64,500	6.21%	$64,500	6.21%
ProLogis North American Industrial Fund II - to 2010	$-	-	$46,000	4.66%
ProLogis North American Industrial Fund II - to 2014 (d)	$-	-	$411,393	7.27%
ProLogis North American Industrial Fund III - to 2012 (c)	$-	-	$104,184	variable
ProLogis European Properties - to 2013	$-	-	$181,566	4.99%

	$64,500		$863,297

(a)	The purchase price reported is based on proceeds ProLogis received for these contributions.

(b)	Excludes principal amortization payments, line of credit activity and changes due to foreign currency exchange rates, if applicable.

(c)	During the first quarter of 2009, ProLogis and our fund partner each loaned the property fund approximately $25.4 million that is payable at dissolution of the property fund and bears interest at LIBOR plus 8%. The proceeds from the note payable agreements, along with operating cash, were used to repay $61.3 million of debt and the remaining debt balance of $104.2 million was extended from 2009 to 2012.

(d)	This debt is payable to an affiliate of our fund partner and was extended in connection with the restructuring of the property fund on July 1, 2009.
Section IV - Investment Management
Page 4.5

Fourth Quarter 2009
Operating Statistics - Direct Owned Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month-to-month customers	4,443	$14,147	$3.18	1.95%
2010	23,953	96,587	4.03	13.31%
2011	29,011	125,462	4.32	17.29%
2012	24,060	104,883	4.36	14.46%
2013	20,767	102,263	4.92	14.10%
2014	20,249	99,119	4.90	13.66%
2015	9,257	43,353	4.68	5.98%
2016	6,239	30,281	4.85	4.17%
2017	2,555	14,852	5.81	2.05%
2018	3,182	15,304	4.81	2.11%
Thereafter	11,503	79,230	6.89	10.92%

Totals	155,219	$725,481	$4.67	100.00%

Leasing Activity (a)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2009	2009	2009	2009	2009

Square feet of leases signed during the period:

Development properties - new leases over one year (b)	5,244	5,423	4,219	3,193	18,079
Development properties - new leases less than one year (b)	133	515	788	34	1,470
Development properties - renewals (b)	501	646	179	253	1,579
Core properties - new leases	2,741	3,947	3,351	3,332	13,371
Core properties - renewals	6,742	5,143	4,614	6,854	23,353

Total square feet of leases signed	15,361	15,674	13,151	13,666	57,852

# of leases	277	261	311	308	1,157

Weighted average customer retention	83.8%	73.3%	67.8%	74.4%	75.1%

Percentage of development properties leased to repeat customers	78.9%	40.1%	52.0%	57.1%	57.4%

Turnover costs:
Square feet	9,964	9,343	8,640	9,858	37,805
Cost per sq ft ($)	1.03	1.32	1.21	0.84	1.09
Capital Expenditures
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2009	2009	2009	2009	2009

Capital expenditures ($)	10,500	7,796	2,494	5,716	26,506
Tenant improvements ($)	7,189	7,563	5,701	8,409	28,862
Leasing commissions ($)	5,096	5,402	3,533	6,890	20,921

(a)	Represents leasing activity for industrial and retail properties.

(b)	Includes leasing activity for direct owned industrial and retail properties previously included in our CDFS pipeline prior to December 31, 2008. See note 9 to Section II in Appendix A for changes made in our business segments.
Section V - Operating Statistics
Page 5.1

Fourth Quarter 2009
Operating Statistics - Investment Management Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month-to-month customers	5,536	$22,437	$4.05	1.71%
2010	31,868	148,020	4.64	11.30%
2011	38,246	184,276	4.82	14.06%
2012	40,351	199,405	4.94	15.23%
2013	29,812	144,976	4.86	11.06%
2014	23,090	118,494	5.13	9.04%
2015	19,931	95,252	4.78	7.27%
2016	16,668	87,219	5.23	6.66%
2017	14,279	86,825	6.08	6.63%
2018	13,265	71,997	5.43	5.49%
Thereafter	21,899	151,367	6.91	11.55%

Totals	254,945	$1,310,268	$5.14	100.00%

Leasing Activity

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2009	2009	2009	2009	2009

Leases signed during the period:
Square feet	15,888	12,890	12,153	9,282	50,213
# of leases	187	157	151	141	636

Weighted average customer retention	85.9%	77.4%	83.1%	68.5%	79.4%

Turnover costs:
Square feet	15,830	12,779	11,974	9,127	49,710
Cost per sq ft ($)	1.08	1.21	0.93	0.77	1.02
Capital Expenditures (a)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Full Year
	2009	2009	2009	2009	2009
Capital expenditures ($)	8,321	6,013	3,084	3,828	21,246
Tenant improvements ($)	7,908	6,217	4,746	7,236	26,107
Leasing commissions ($)	8,333	7,378	4,155	4,326	24,192

(a)	Amounts represent the entity’s expenditures, not our proportionate share.
Section V - Operating Statistics
Page 5.2

Fourth Quarter 2009
Operating Statistics - Same Store Analysis and Top Customers

(square feet in thousands)
Same Store Analysis
See definitions in Appendix B.

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2009		September 30, 2009		June 30, 2009		March 31, 2009
	Total	Adjusted	Total	Adjusted	Total	Adjusted	Total	Adjusted
	Portfolio	Portfolio(a)	Portfolio	Portfolio(a)	Portfolio	Portfolio(a)	Portfolio	Portfolio(a)
Sq Ft of Same Store Population	436,238	395,140	426,101	390,555	414,799	378,000	418,904	373,200

Percentage Change in [increase/(decrease)]:
Rental Income	(0.10%)	(2.67%)	(1.18%)	(3.79%)	1.04%	(2.19%)	1.09%	(0.98%)

Rental Expenses	6.28%	2.25%	1.33%	(2.14%)	(3.74%)	(7.50%)	2.04%	1.77%

Net Operating Income	(2.11%)	(4.15%)	(2.05%)	(4.34%)	2.69%	(0.40%)	0.78%	(1.85%)

Average Leasing	(0.12%)	(2.18%)	(0.66%)	(2.49%)	(0.08%)	(2.26%)	0.16%	(1.84%)

Sq Ft of Leasing Activity (b)	24,517	23,560	21,032	20,193	19,268	19,058	18,311	17,765

Percentage Change in Rental Rate Growth (b)	(12.38%)	(11.73%)	(15.27%)	(14.69%)	(12.48%)	(12.62%)	(4.17%)	(4.19%)
Top Customers - Direct Owned

		Percentage of
		Annualized	Number of
Rank	Customer Name	Base Rent	Leases

1	APL (Neptune Orient Lines)	2.28%	15
2	Home Depot, Inc	2.09%	8
3	TOMY Company, Ltd.	1.43%	2
4	Ford Motor Company	1.18%	7
5	Deutsche Post AG (DHL)	1.04%	14
6	Office Depot, Inc	0.93%	5
7	LG, Inc.	0.88%	4
8	Euromarket Designs, Inc. (Crate & Barrel)	0.83%	2
9	Sears Holdings Corporation	0.82%	5
10	Kellogg Company	0.80%	6
11-25	various	9.11%	41

	Total	21.39%	109

Top Customers - Investment Management

		Percentage of
		Annualized Base	Number of
Rank	Customer Name	Rent	Leases

1	Deutsche Post AG (DHL)	4.03%	51
2	CEVA Logistics	2.47%	27
3	Unilever	1.81%	8
4	SNCF Geodis	1.61%	16
5	Kuehne & Nagel	1.54%	17
6	NYK Group	1.51%	15
7	Home Depot, Inc	1.33%	9
8	Wincanton Logistics	1.20%	20
9	Amazon.Com, Inc.	1.19%	7
10	Kraft Foods, Inc.	0.90%	6
11-25	various	9.72%	116

	Total	27.31%	292

(a)	This portfolio includes all same store assets as defined in Appendix B and included in the “Total Portfolio”, adjusted to exclude 156, 136, 139 and 188 completed development properties as of October 1, July 1, April 1, and January 1, 2008, respectively, that we still own or manage as of the end of the period.

(b)	Rental rate growth represents the increase (decrease) in rental rates on new leases signed during the period (defined as “Sq. Ft. of Leasing Activity”), as compared with the previous rental rates in that same space, within the same store population.
See definitions in Appendix B.
Section V - Operating Statistics
Page 5.3

Fourth Quarter 2009
Operating Statistics - Geographic Distribution (a)

North America	%	%	%		%	%	%	Europe	%	%	%
	Direct	Invst.			Direct	Invst.			Direct	Invst.
	Owned	Mgmt.	Total		Owned	Mgmt.	Total		Owned	Mgmt.	Total
United States				Mexico

Atlanta	5.4	2.4	3.6	Guadalajara	0.1	0.3	0.2	Belgium	-	0.5	0.3
Austin	0.4	0.4	0.4	Hermosillo	-	0.1	0.1	Czech Republic	1.1	1.6	1.4
Baltimore	1.4	0.3	0.8	Juarez	0.5	0.6	0.6	France	1.6	8.8	5.8
Central Valley (CA)	2.3	1.2	1.7	Matamoros	-	0.1	0.1	Germany	1.1	4.6	3.1
Charlotte	1.9	1.2	1.4	Mexico City	1.2	0.7	0.9	Hungary	0.6	1.5	1.1
Chicago	9.4	2.3	5.3	Monterrey	0.4	0.6	0.5	Italy	0.7	2.4	1.7
Cincinnati	1.8	1.9	1.9	Nogales	-	0.1	0.0	Netherlands	0.4	2.0	1.3
Columbus	3.0	2.2	2.5	Nuevo Laredo	-	0.0	0.0	Poland	2.6	6.4	4.9
Dallas/Fort Worth	7.7	2.6	4.7	Reynosa	0.3	1.2	0.8	Romania	0.6	-	0.2
Denver	2.2	0.6	1.3	Saltillo	-	0.0	0.0	Slovakia	0.6	1.1	0.9
El Paso	1.1	0.6	0.8	Tijuana	0.4	1.1	0.8	Spain	0.9	1.5	1.3

Greenville	-	1.0	0.6					Sweden	0.4	0.8	0.6
Houston	3.0	1.3	2.0	Total Mexico	2.9%	4.8%	4.0%	United Kingdom	1.9	5.6	4.1

I-81 Corridor (East PA)	1.9	7.1	4.9
Indianapolis	1.6	2.7	2.2					Total Europe	12.5%	36.8%	26.7%

Inland Empire (Southern CA)	8.3	5.3	6.5	Canada

Las Vegas	0.6	1.7	1.2	Toronto	0.3	0.6	0.5
Los Angeles	2.9	3.1	3.0					Asia	%	%	%
Louisville	1.7	0.8	1.2						Direct	Invst.

Memphis	2.4	1.7	2.0	Total North America	82.9%	62.6%	71.0%		Owned	Mgmt.	Total

Nashville	1.5	1.0	1.2
New Jersey	3.4	4.4	4.0					Japan	4.4	-	1.8
Orlando	1.0	0.5	0.7					Korea	0.2	0.6	0.5

Phoenix	1.3	0.3	0.7
Portland	0.8	0.5	0.6					Total Asia	4.6%	0.6%	2.3%

Reno	1.6	4.8	3.5
Salt Lake City	-	0.6	0.3	Total Operating Properties
San Antonio	1.9	1.3	1.6
San Francisco	4.9	0.1	2.1
Seattle	0.1	0.0	0.1
South Florida	0.9	1.4	1.2
St Louis	0.4	0.8	0.6
Tampa	1.8	0.2	0.9
Washington DC	0.9	0.5	0.7
other non-target	0.2	0.4	0.3

Total United States	79.7%	57.1%	66.5%

(a)	Based on square footage
Section V - Operating Statistics
Page 5.4

Fourth Quarter 2009
Debt and Other - ProLogis Debt Summary

(dollars in thousands)
 Principal Outstanding

	Interest	Due	Outstanding	Outstanding
	Rate(a)	Date	-as of 12/31/09	-as of 12/31/08

Senior notes	5.250%	Nov-10	190,278	190,278
Euro notes (b)	4.375%	Apr-11	145,294	511,560
Senior notes	5.500%	Apr-12	280,788	450,000
Senior notes	5.500%	Mar-13	262,066	300,000
Senior notes	7.625%	Aug-14	350,000	-
Senior notes	7.810%	Feb-15	100,000	100,000
Senior notes	9.340%	Mar-15	30,000	50,000
Senior notes	5.625%	Nov-15	400,000	400,000
Senior notes	5.750%	Apr-16	400,000	400,000
Senior notes	8.650%	May-16	50,000	50,000
Senior notes	5.625%	Nov-16	550,000	550,000
Senior notes	7.625%	Jul-17	100,000	100,000
Senior notes	6.625%	May-18	600,000	600,000
Senior notes (c)	7.375%	Oct-19	600,000	-
Notes matured/paid in 2009			-	303,125
Less: discount			(10,521)	(9,553)

Total senior and other notes	6.305%		4,047,905	3,995,410

Convertible senior notes (2.25% coupon) (d)	5.390%	Apr-12	1,103,659	1,250,000
Convertible senior notes (1.875% coupon) (d)	5.600%	Jan-13	709,130	1,120,500
Convertible senior notes (2.625% coupon) (d)	5.860%	May-13	453,718	550,000
Less: discount			(188,066)	(330,367)

Total convertible senior notes	5.550%		2,078,441	2,590,133

Fixed rate secured mortgage debt (¥4.3 billion)	4.090%	Jun-12	45,628	-
Fixed rate secured mortgage debt (¥10 billion)	2.740%	Dec-12	108,190	-
Fixed rate secured mortgage debt	6.500%	Jul-14	101,750	-
Fixed rate secured mortgage debt	5.470%	Aug-15	128,528	131,069
Fixed rate secured mortgage debt	7.250%	Apr-16	196,265	202,326
Fixed rate secured mortgage debt	7.550%	Jul-19	245,500	-
Fixed rate secured mortgage debt	7.580%	Apr-24	190,230	192,623
Fixed rate secured mortgage debt	5.498%	various	74,035	73,682
Debt matured/paid in 2009			-	278,216

Total secured debt	6.396%		1,090,126	877,916

Assessment bonds	6.494%	various	24,715	29,626

Multi-currency credit facility (e)			-	600,519
Global line credit facility (e)	2.273%	Aug-12	736,591	2,617,764

			736,591	3,218,283

Weighted average interest rate / total debt outstanding	5.749%		$7,977,778	$10,711,368

 Principal Maturities - as of December 31, 2009

Summarized by year (in millions)

2010	$233
2011	188
2012	2,306
2013	1,498
2014	514
2015	551
2016	1,134
2017	106
2018	606
2019	852
Thereafter	168
Discount, net	(178)

Total	$7,978

(a)	Interest rate is based on the stated rate and weighted based on borrowings outstanding as of December 31, 2009.
(b)	During 2009, we have repurchased some of these euro notes. As of December 31, 2009 and December 31, 2008, there were €101.3 million and €350 million outstanding, respectively. See note 3 to Section II in Appendix A for more information.
(c)	We issued these notes in the fourth quarter of 2009. Proceeds were used to repay a portion of the outstanding balance under our credit facility and other debt.
(d)	The interest rates shown represent the effective interest rate (including non-cash amortization — see note 1 to Section II in Appendix A). The convertible notes mature in 2037 and 2038. However, the holders of the notes have the right to require us to repurchase their notes for cash on specific dates approximately every five years beginning in 2012 and 2013, and at any time prior to their maturity upon a change in control or, with respect to some of the notes, a termination of trading (each as defined in the notes). We have reflected the maturities in 2012 and 2013 in the schedule of debt maturities based on the cash put date. The holders of the 1.875% notes we issued in November 2007 have the option to convert their notes beginning in November 2012.
(e)	See note 5 to Section II in Appendix A for information related to these facilities. In connection with the amendment of the Global Line, we repaid the outstanding balance of the multi-currency facility and terminated the agreement.
Section VI - Debt and Other
Page 6.1

Fourth Quarter 2009
Debt and Other - ProLogis Debt and Equity

(dollars and shares in thousands)
 Lines of Credit - as of December 31, 2009

			Outstanding	Adjustment
	Total	Debt	Letters of	for borrowing	Current
	Commitment	Balance	Credit	limitations (a)	Capacity

Global Line (a)	$3,730,776	$736,591	$99,292	$1,814,542	$1,080,351
Other (b)	15,644	-	15,644	-	-

Totals	$3,746,420	$736,591	$114,936	$1,814,542	$1,080,351

Financing Activity (c)

	Three Months Ended		Twelve Months Ended
	December 31, 2009		December 31, 2009
	Principal	Interest Rate	Principal	Interest Rate
Debt Issued:
Senior notes:
Due 2014	$-	-	$350,000	7.625%
Due 2019	$600,000	7.375%	$600,000	7.375%
Secured mortgage debt:
Due 2012	$108,190	2.740%	$108,190	2.740%
Due 2012	$-	-	$44,431	4.090%
Due 2014	$-	-	$101,750	6.500%
Due 2019	$-	-	$245,500	7.550%

Total Debt Issued	$708,190		$1,449,871

Debt Repaid / Repurchased (d):
Senior and other notes:
Due 2009	$25,000	7.300%	$25,000	7.300%
Due 2009	$-	-	$250,000	variable
Due 2009	$-	-	$18,750	8.720%
Due 2009	$-	-	$9,375	7.875%
Due 2011	$224,506	4.375%	$360,552	4.375%
Due 2012	$-	-	$169,212	5.500%
Due 2013	$-	-	$37,934	5.500%
Due 2015	$-	-	$20,000	9.340%
Convertible senior notes:
Due 2012	$3,800	5.390%	$146,341	5.390%
Due 2013	$110,436	5.600%	$411,370	5.600%
Due 2013	$3,500	5.860%	$96,282	5.860%
Secured mortgage debt:
Due 2009	$-	-	$5,378	7.180%
Due 2009	$-	-	$6,146	4.700%
Due 2009	$-	-	$6,882	5.240%
Due 2010	$-	-	$10,453	4.828%
Due 2012	$-	-	$227,017	7.050%
Due 2012	$2,363	6.070%	$2,363	6.070%

Total Debt Repaid / Repurchased	$369,605		$1,803,055

Market Capitalization

	Shares / Units	Market Price - as of	Market Value
	Outstanding	December 31, 2009	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$45.00	$90,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$21.30	106,500
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$20.55	102,750

	12,000		299,250

Common Shares	474,162	$13.69	6,491,278
Convertible limited partnership units	810	$13.69	11,089

	474,972		6,502,367

Total equity			6,801,617
Total debt			7,977,778

Total market capitalization			$14,779,395

(a)	The Global Line has lender commitments of $3.7 billion until October 2010, but has various covenants that limit the amount of indebtedness that we and our subsidiaries can incur. At December 31, 2009, our borrowing capacity was reduced by $233 million for debt maturing within the next twelve months and by $1.58 billion related to our unencumbered asset pool, as defined in the agreement. See Appendix B for additional information on the Global Line and regarding our debt covenants under “Debt Covenants - Credit Facility”.
(b)	This credit facility matures December 31, 2010.
(c)	Excludes principal amortization payments ($5.0 million and $19.0 million for the three and twelve months, respectively), line of credit activity and changes due to foreign exchange rates, if applicable.
(d)	See note 3 to Section II in Appendix A regarding certain debt we repurchased or repaid early in 2009.
Section VI - Debt and Other
Page 6.2

Fourth Quarter 2009
Debt and Other - Property Fund Debt Summary

(dollars in thousands)
Principal maturities of third party debt for each property fund - as of December 31, 2009

	Wtd. Avg.
	Int. Rate	2010	2011	2012	2013	2014	2015

ProLogis California LLC	7.24%	$-	$-	$-	$-	$137,500	$-
ProLogis North American Properties Fund I	7.59%	122,740	111,750	-	-	-	-
ProLogis North American Properties Funds VI-X	5.49%	1,940	2,212	870,981	12,422	-	-
ProLogis North American Properties Fund XI	4.29%	42,901	626	670	412	-	-
ProLogis North American Industrial Fund	5.77%	-	-	52,000	80,000	-	108,665
ProLogis North American Industrial Fund II	5.98%	157,460	-	154,000	64,000	566,393	-
ProLogis North American Industrial Fund III	5.73%	2,362	120,705	94,313	385,571	146,462	-
ProLogis Mexico Industrial Fund	6.01%	-	-	99,149	170,000	-	-
ProLogis European Properties (a)	5.00%	664,927	-	384,065	453,835	847,909	-
ProLogis European Properties Fund II (b)	3.72%	627,057	-	159,970	517,625	243,650	-
ProLogis Korea Fund	6.11%	-	15,988	32,148	-	-	-

Total		$1,619,387	$251,281	$1,847,296	$1,683,865	$1,941,914	$108,665

							Grand
	2016	2017	2018	2019	Thereafter	Discount	Total

ProLogis California LLC	$52,500	$-	$-	$120,000	$-	$-	$310,000
ProLogis North American Properties Fund I	-	-	-	-	-	-	234,490
ProLogis North American Properties Funds VI-X	-	-	-	-	-	-	887,555
ProLogis North American Properties Fund XI	-	-	-	-	-	(125)	44,484
ProLogis North American Industrial Fund	444,000	394,000	165,500	-	-	-	1,244,165
ProLogis North American Industrial Fund II	136,500	150,000	104,700	-	-	(9,509)	1,323,544
ProLogis North American Industrial Fund III	-	-	280,000	-	-	(2,539)	1,026,874
ProLogis Mexico Industrial Fund	-	-	-	-	-	-	269,149
ProLogis European Properties (a)	-	-	-	-	-	-	2,350,736
ProLogis European Properties Fund II (b)	-	-	-	49,814	-	-	1,598,116
ProLogis Korea Fund	-	-	-	-	-	-	48,136

Total	$633,000	$544,000	$550,200	$169,814	$-	$(12,173)	$9,337,249

Principal maturities of third party debt for the property funds, combined - as of December 31, 2009
Line of credit information for each property fund, as applicable - as of December 31, 2009

	Total	Debt	Remaining
	Commitment	Balance	Capacity
ProLogis European Properties (c)	$1,244,645	$919,059	$325,586
ProLogis European Properties Fund II (c)	860,580	627,057	233,523
ProLogis North American Industrial Fund (d)	50,000	-	50,000

	$2,155,225	$1,546,116	$609,109

(a)	In January 2010, PEPR issued €392.7 million ($553.3 million) of secured mortgage debt due 2014, the proceeds of which were used to repay outstanding debt that was scheduled to mature in 2010.

(b)	In January 2010, PEPII issued €181 million ($255.0 million) of secured mortgage debt due 2014, the proceeds of which were used to repay outstanding debt that was scheduled to mature in 2010.

(c)	These lines of credit are denominated in euro and British pound. Amounts are shown in U.S. dollar using the exchange rate as of December 31, 2009.

(d)	In the third quarter of 2009, the North American Industrial Fund borrowed $184 million on its credit facility in order to repay $216 million of secured mortgage debt, resulting in a gain on early extinguishment of debt of $31.1 million. During the fourth quarter of 2009, the property fund called capital of $209 million (our share $48.9 million) to repay the $184 million outstanding on its credit facility and $25 million of secured mortgage debt. The remaining secured debt balance of $64.5 million was extended for five years.
Section VI - Debt and Other
Page 6.3

Fourth Quarter 2009
Debt and Other - ProLogis Debt Covenant Ratios

 Credit Facility

		Actual
	Required	Compliance
Financial Covenant	Compliance	at 12/31/09

Minimum Net Worth	≥ $6.8 billion	$8.8 billion
Fixed Charge Coverage Ratio	≥ 1.50	2.56
Unencumbered Debt Service Coverage Ratio	≥ 1.50	2.08
Maximum Consolidated Leverage to Total Asset Value	≤ 60%	54%
Restricted Investment Test Limiting Non-Industrial Investments	≤ 25%	21%
Maximum Secured Debt to Total Asset Value	≤ 30%	9%
Maximum Specified Debt to Specified Unencumbered Asset Value	≤ 55%	27%
Permitted Distributions (a)	(a)	in compliance

(a)	As measured on a calendar year basis, we are permitted to distribute the greater of 95% of FFO, as defined in the agreement, and the amount required to eliminate our REIT taxable income and/or maintain our REIT status. In 2009, our common share dividend was equal to 60% of current year FFO, excluding significant non-cash items. Our 2009 tax return will be finalized in September 2010, at which time we believe the amounts distributed in 2009 will be sufficient to meet our REIT distribution requirements.
Senior Notes (b)

	Eighth and Ninth
	Supplemental Indenture
		Actual
	Required	Compliance at
Financial Covenant	Compliance	12/31/09
Outstanding Indebtedness to Adjusted Total Assets	≤ 60%	46%
Fixed Charge Coverage Ratio	≥ 1.50	2.33
Unencumbered Assets Ratio to Unsecured Debt	≥ 150%	210%
Maximum Secured Debt to Adjusted Total Assets	≤ 40%	6%

(b)	On October 1, 2009, at the completion of a consent solicitation with regard to the senior notes, other than the convertible senior notes, we and the trustee entered into a Ninth Supplemental Indenture, which amended certain financial covenants to be consistent with the Eighth Supplemental Indenture. Therefore, as of December 31, 2009, all senior notes, other than the convertible senior notes, issued under the Indenture are now subject to one consistent set of financial covenants, defined terms and thresholds for certain events of default. See Appendix B for further discussion.
Section VI - Debt and Other
Page 6.4

Fourth Quarter 2009
Debt and Other - Components of Net Asset Value for ProLogis (1)

(in thousands, except for percentages)
Income Items

	Fourth		ProLogis’
	Quarter 2009		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (2)		Interest		Pro Forma NOI

Operating properties (2)	$198,449	x	100.0%	x 4	$793,796

Investment Management segment - North American funds (2)	$158,485	x	28.9%	x 4	$183,209

Investment Management segment - Asian fund (2)	$2,580	x	20.0%	x 4	$2,064

Actual
Fourth Quarter
2009
Investment management fee income	$31,563
Gains on dispositions of development properties recognized in FFO	$35,515
Development management and other income	$1,393

Balance Sheet Items - as of December 31, 2009

Investment in and advances to PEPR (based on the net asset value of the units) (3)	$481,037

Investment in and advances to PEPR (based on the trading price of the units) (3)	$367,870

Investment in and advances to PEPF II (based on the net asset value of the units) (4)	$602,437

Investments in other unconsolidated investees	$275,073

Investments in land and development projects:
Properties under development	$191,127
Land held for development	2,569,343

Total investments in land and development projects	$2,760,470

Other assets:
Cash and cash equivalents	$34,362
Deposits, prepaid assets and other tangible assets (5)	526,105
Accounts and notes receivable	136,754
Our share of other tangible assets of the North American and Asian property funds	46,434

Total other assets	$743,655

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(8,878,129)
Our share of third party debt of the North American and Asian property funds	(1,494,004)
Our share of other third party liabilities of the North American and Asian property funds	(25,676)

Total liabilities	(10,397,809)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(10,747,809)

See Appendix A for note references
Section VI - Debt and Other
Page 6.5

Fourth Quarter 2009
Appendix A - Notes to Supplemental Information

Notes to Section II- Financial Statements
Please also refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information about us and our business. Certain 2008 amounts included in this supplemental information package have been reclassified to conform to the 2009 presentation. Please also read the Definitions included in Appendix B.
(1)	In May 2008, the Financial Accounting Standards Board (“FASB”) issued a new standard that requires separate accounting for the debt and equity components of certain convertible debt. The value assigned to the debt component is the estimated fair value of a similar bond without the conversion feature at the time of issuance, which would result in the debt being recorded at a discount. The resulting debt discount is amortized through the first redeemable option date as additional non-cash interest expense. We adopted this standard on January 1, 2009, as required, on a retroactive basis for the convertible notes we issued in 2007 and 2008. As a result, we restated our 2008 results to reflect the additional interest expense and the additional capitalized interest related to our development activities for both properties we currently own, as well as properties that were contributed during the applicable periods. This restatement impacted earnings and FFO.

The following tables illustrate the impact of the restatement on our Consolidated Balance Sheets and Consolidated Statements of Operations and FFO for these periods (in thousands):

	As of December 31, 2008
	As Reported	Adjustments	As Restated

Consolidated Balance Sheet:
Net investments in real estate assets	$15,706,172	$19,100	$15,725,272
Other assets	$1,129,182	$(2,189)	$1,126,993
Debt	$11,007,636	$(296,268)	$10,711,368
Additional paid in capital	$6,688,615	$381,493	$7,070,108
Distributions in excess of net earnings	$(587,199)	$(68,314)	$(655,513)

	For the Three Months Ended, December 31, 2008
	As Reported	Adjustments (a)	As Restated

			(before 2009 discontinued
			operations adjustment)
Consolidated Statements of Operations:
Cost of CDFS dispositions	$1,102,053	$2,878	$1,104,931
Interest expense, net of capitalization	$88,737	$11,289	$100,026
Net loss attributable to controlling interests	$(880,713)	$(14,167)	$(894,880)

	For the Twelve Months Ended, December 31, 2008
	As Reported	Adjustments (a)	As Restated

			(before 2009 discontinued
			operations adjustment)
Consolidated Statements of Operations:
Cost of CDFS dispositions	$3,836,519	$4,200	$3,840,719
Interest expense, net of capitalization	$341,305	$42,830	$384,135
Net loss attributable to controlling interests	$(406,773)	$(47,030)	$(453,803)

(a)	The adjustments are the same in our Consolidated Statements of FFO.
(2)	On February 9, 2009, we sold our operations in China and our property fund interests in Japan to affiliates of GIC Real Estate, the real estate investment company of the Government of Singapore Investment Corporation (“GIC RE”), for total cash consideration of $1.3 billion ($845 million related to China and $500 million related to the Japan investments). We used the proceeds primarily to pay down borrowings on our credit facilities.

All of the assets and liabilities associated with our China operations were classified as Assets and Liabilities Held for Sale in our accompanying Consolidated Balance Sheet as of December 31, 2008. In the fourth quarter of 2008, based on the carrying values of these assets and liabilities, as compared with the estimated sales proceeds less costs to sell, we recognized an impairment of $198.2 million. In connection with the sale in the first quarter of 2009, we recognized a $3.3 million gain on sale. In addition, the results of our China operations are presented as discontinued operations in our accompanying Consolidated Statements of Operations for all periods. All operating information presented throughout this report excludes China operations.

In connection with the sale of our investments in the Japan property funds, we recognized a gain of $180.2 million. The gain is reflected as CDFS Proceeds in our Consolidated Statements of Operations and FFO, as it represents previously deferred gains on the contribution of properties to the property funds based on our ownership interest in the property funds at the time of original contribution of properties. We also recognized $20.5 million in current income tax expense related to the Japan portion of the transaction. In April 2009, we sold one property in Japan to GIC RE for $128.1 million, resulting in a gain on sale of $13.1 million that is reflected as Discontinued Operations — Net Gains on Dispositions of Development Properties and Land Subject to Ground Leases and as Net Gains on Dispositions of Real Estate
Appendix A
Page - 1 -

Fourth Quarter 2009
Appendix A – Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)
Properties in our Consolidated Statements of Operations and FFO, respectively. The building and related borrowings were classified as held for sale at December 31, 2008.
We continued to manage the Japan properties until July 2009. In connection with the termination of the management agreement, we earned a termination fee of $16.3 million that is included in Property Management and Other Fees and Incentives in our Consolidated Statements of Operations and FFO.
(3)	During the three and twelve months ended December 31, 2009 in connection with our announced initiatives to reduce debt, we repurchased portions of several series of notes outstanding, the majority of which were at a discount, and extinguished some secured mortgage debt prior to maturity. These transactions resulted in the recognition of net gains or losses and are summarized, as follows (in thousands):

	For the Three	For the Twelve	For the Three and
	Months Ended	Months Ended	Twelve Months Ended
	December 31, 2009	December 31, 2009	December 31, 2008
Convertible Senior Notes:
Original principal amount	$117,736	$653,993	$-
Cash purchase price	$102,920	$454,023	$-

Senior Notes (a):
Original principal amount	$224,506	$587,698	$309,722
Cash purchase price	$226,754	$545,618	$216,805
Secured Mortgage Debt:
Original principal amount (b)	$-	$227,017	$-
Cash extinguishment price	$-	$227,017	$-

Total:
Original principal amount	$342,242	$1,468,708	$309,722
Cash purchase/ extinguishment price	$329,674	$1,226,658	$216,805
Gain (loss) on early extinguishment of debt(c)	$(960)	$172,258	$90,719

(a)	Included in the twelve months ended December 31, 2009 is the repurchase of €248.7 million ($356.4 million) original principal amount of our Euro senior notes for €235.1 million ($338.7 million).

(b)	In addition, there was an unamortized premium of $11.4 million (recorded at acquisition) that was included in the calculation of the gain on early extinguishment.

(c)	Represents the difference between the recorded debt (net of the discount or premium) and the consideration we paid to retire the debt.
(4)	On October 1, 2009, we completed a consent solicitation with regard to certain of our senior notes, and entered into a new supplemental indenture (the Ninth Supplemental Indenture) that amended certain indenture covenants, defined terms and thresholds for certain events of default. See Appendix B for more detail on the consent solicitation and the covenants.

We recognized $14.5 million in fees and expenses related to the consent solicitation that are included in General and Administrative Expenses (“G&A”) in our Consolidated Statements of Operations and FFO.

(5)	In August 2009, we amended the Global Line, extending the maturity to August 21, 2012 and reducing the size of our aggregate commitments to $2.25 billion (subject to currency fluctuations) after October 2010. The Global Line will continue to have lender commitments of $3.7 billion (subject to currency fluctuations) until October 2010, although our borrowing capacity may be less. See Page 6.2 and Appendix B for additional information related to our covenants.

In August 2009, we issued $350 million of senior notes with a stated interest rate of 7.625% and a maturity of August 2014. On October 30, 2009, we issued $600 million of senior notes with a stated interest rate of 7.375% and a maturity of October 2019. We used the proceeds from both issuances primarily to repay borrowings under our Global Line and other debt.

(6)	On April 14, 2009, we completed a public offering of 174.8 million common shares at a price of $6.60 per share and received net proceeds of $1.1 billion that were used to repay borrowings under our credit facilities. During the third quarter of 2009, we issued 29.8 million shares and received gross proceeds of $331.9 million and paid offering expenses of approximately $6.9 million under our at-the-market share issuance plan.

(7)	On January 1, 2009, we adopted the provisions of a new accounting standard that requires noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity and changes the accounting for transactions with noncontrolling interest holders.
Appendix A
Page - 2 -

Fourth Quarter 2009
Appendix A - Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)
(8)	In our Consolidated Statements of Operations, rental income includes the following (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Rental income	$169,188	$158,259	$658,462	$669,460
Rental expense recoveries	46,621	47,591	194,775	210,934
Straight-lined rents	11,553	9,346	37,858	33,256

	$227,362	$215,196	$891,095	$913,650

(9)	In response to market conditions, during the fourth quarter of 2008 we modified our business strategy. As a result, as of December 31, 2008, we have two operating segments – Direct Owned and Investment Management, and we no longer have a CDFS Business segment. We presented the results of operations of our CDFS Business segment separately in 2008.

Our direct owned segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in key distribution markets. We consider these properties to be our Core Portfolio. Also included in this segment are operating properties we developed with the intent to contribute the properties to an unconsolidated property fund that we previously referred to as our “CDFS Pipeline” and, beginning December 31, 2008, we now refer to as our Completed Development Portfolio. Our intent is to hold the Core and Development properties, however, we may contribute either Core or Development properties to the property funds, to the extent there is fund capacity, or sell them to third parties. When we contribute or sell Development properties, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation). However, beginning January 1, 2009, we now present the results as Net Gains on Dispositions, rather than as CDFS Disposition Proceeds and Cost of CDFS Dispositions. In addition, we have industrial properties that are currently under development (also included in our Development Portfolio) and land available for development that are part of this segment as well. The investment management segment represents the investment management of unconsolidated property funds and joint ventures and the properties they own.

(10)	Beginning in 2009, we are reporting the direct costs associated with our investment management segment for all periods presented as a separate line item “Investment Management Expenses” in our Consolidated Statements of Operations and FFO. These costs include the property management expenses associated with the property-level management of the properties owned by the property funds and joint ventures (previously included in Rental Expenses) and the investment management expenses associated with the asset management of the property funds and joint ventures (previously included in General and Administrative Expenses). In order to allocate the property management expenses between the properties owned by us and the properties owned by the property funds and joint ventures, we use the square feet owned at the beginning of the period by the respective portfolios. See note 2 related to the Japan properties that we no longer manage.

(11)	As we announced in the fourth quarter of 2008, in response to the difficult economic climate, we initiated G&A reductions with a near-term target of a 20 to 25% reduction in G&A prior to capitalization or allocation. These initiatives include a Reduction in Workforce (“RIF”) and reductions to other expenses through various cost savings measures. Due to the changes in our business strategy in the fourth quarter of 2008, we halted the majority of our new development activities, which, along with lower gross G&A, has resulted in lower capitalized G&A. Our G&A included in our Statements of Operations consisted of the following (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Gross G&A (a)	$80,187	$89,299	$294,598	$400,648
Reclassed to discontinued operations, net of capitalized amounts (b)	—	(8,906)	(1,305)	(21,721)
Capitalized amounts and amounts reported as rental and investment management expenses	(28,026)	(43,406)	(112,807)	(201,577)

Net G&A	$52,161	$36,987	$180,486	$177,350

(a)	Included in G&A in the fourth quarter of 2009 is $14.5 million of fees and expenses associated with the consent solicitation discussed in Note 4.

(b)	G&A costs included in discontinued operations is net of $2.3 million and $11.3 million of capitalized costs for the three and twelve months ended December 31, 2008, respectively.
Appendix A
Page -3-

Fourth Quarter 2009
Appendix A – Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)
(12)	During 2009 and 2008, we recorded impairment charges of certain of our real estate properties and other assets as outlined below (in millions):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Included in “Impairment of Real Estate Properties”:
Land held for development	$135.8	$194.2	$137.0	$194.2
Completed and under development properties	3.5	34.8	126.2	34.8
Retail and mixed use properties	46.2	-	46.2	-
Land subject to ground leases and other	17.6	-	17.6	-
Other real estate investments	4.6	45.7	4.6	45.7

Total impairment of real estate properties	$207.7	$274.7	$331.6	$274.7

Included in “Impairment of Goodwill and Other Assets”:
Goodwill	$-	$175.4	$-	$175.4
Other assets	157.1	145.2	163.6	145.2

Total impairment of goodwill and other assets	$157.1	$320.6	$163.6	$320.6

Total direct owned impairment charges included in continuing operations	$364.8	$595.3	$495.2	$595.3

The impairment charges of real estate properties that we recognized in 2008 and 2009 were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. Included in the 2009 impairment charges is $9.2 million that should have been recorded in 2008. This amount, along with an additional $3.0 million of deferred tax expense, was recorded in 2009 and relates to a revision of our estimated deferred income tax liabilities associated with our international operations. In order to generate liquidity, we have contributed certain completed properties to property funds (primarily in Europe) and sold or intend to sell certain land parcels or properties to third parties. To the extent these properties are expected to be sold at a loss, we record an impairment charge when the loss is known. The impairment charges related to goodwill and other assets that we recognized in 2009 and 2008 were similarly caused by the decline in the real estate markets.

(13)	The following table represents our share of income (loss) recognized by the property funds related to derivative activity and the sale of real estate properties (in thousands). See Section IV for more information.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Included in Earnings from Unconsolidated Property Funds in our Consolidated Statements of Operations:
Derivative gain (loss)	$1,394	$(19,189)	$(6,306)	$(32,278)
Gain (loss) from the sale of properties and impairment charges, net	$946	$(107,887)	$(4,831)	$(106,420)

Included in FFO from Unconsolidated Property Funds in our Consolidated Statements of FFO:
Derivative loss	$-	$(1,182)	$(13,867)	$(9,274)
Gain (loss) from the sale of properties and impairment charges, net	$683	$(108,218)	$(12,720)	$(106,914)
In the fourth quarter of 2008 we recognized a loss of $108.2 million representing our share of the loss recognized by PEPR from the sale of its 30% ownership interest in PEPFII. We acquired PEPR’s 20% interest in PEPF II in December 2008, and PEPR sold its remaining ownership in PEPF II of approximately 10% to third parties in early 2009.
Appendix A
Page -4 -

Fourth Quarter 2009
Appendix A - Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)
(14)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Operations (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Gross interest expense	$101,314	$117,113	$382,899	$477,933
Amortization of discount, net	16,494	18,451	67,542	63,676
Amortization of deferred loan costs	5,877	3,474	17,069	12,238

Interest expense before capitalization	123,685	139,038	467,510	553,847
Capitalized amounts	(16,199)	(38,724)	(94,205)	(168,782)

Net interest expense	$107,486	$100,314	$373,305	$385,065

Gross interest expense decreased in 2009 from 2008 due to significantly lower debt levels, offset by increases in borrowing rates. The decrease in capitalized amounts is due to less development activity.
(15)	Included in Foreign Currency Exchange Gains (Losses), Net, for the twelve months ended December 31, 2009 and 2008, are net foreign currency exchange gains and losses, respectively, related to the remeasurement of inter-company loans between the U.S. and our consolidated subsidiaries in Japan and Europe due to the fluctuations in the exchange rates of U.S. dollars to the yen, the euro and pound sterling during the applicable periods. We do not include the gains and losses related to inter-company loans in our calculation of FFO.

(16)	The operations of the properties held for sale or disposed of to third parties and the aggregate net gains recognized upon their disposition are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented, unless the property was developed under a pre-sale agreement.

As discussed in Note 2 above, all of the assets and liabilities associated with our China operations were classified as Assets and Liabilities Held for Sale in our accompanying Consolidated Balance Sheet as of December 31, 2008, as well as one property in Japan that we sold in April 2009.

During 2009, other than our China operations, we disposed of land subject to ground leases and 140 properties (aggregating 14.8 million square feet, 3 of which were development properties) to third parties. This includes a portfolio of 90 properties aggregating 9.6 million square feet that were sold to a single venture during the third quarter in which we retained a 5% interest. We continue to manage these properties. During 2008, we disposed of land subject to ground leases and 15 properties to third parties, including 6 development properties.

The income (loss) attributable to these properties was as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Rental income	$2,544	$34,582	$50,492	$121,685
Rental expenses	(567)	(13,422)	(14,434)	(42,058)
Depreciation and amortization	(487)	(9,012)	(11,319)	(33,661)
Other expenses, net	-	(16,603)	(576)	(34,917)

Income (loss) attributable to disposed properties	$1,490	$(4,455)	$24,163	$11,049

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the gains from disposition of land parcels and Completed Development Properties (2009) and CDFS properties (2008) in the calculation of FFO, including those classified as discontinued operations.
(17)	In connection with purchase accounting, we record all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we recognize the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Appendix A
Page -5-

Fourth Quarter 2009
Appendix A - Notes to Supplemental Information

Notes to Section III - Direct Owned
(1)	Below is a roll forward of our development portfolio as it existed at December 31, 2008, including both completed and under development industrial properties. The roll forward does not reflect any contributions or sales of assets in 2009. The roll forward does include the 2009 development starts through June 30, 2009 as these were pre-committed at December 31, 2008. For additional information on our current portfolio as of December 31, 2009, see page 3.2 and for information on development activity, see page 3.4.

		Total Expected	Sq Ft Leased
	Square Feet	Investment (TEI)	Percentage

Roll Forward of Static Development Portfolio:

As of December 31, 2008 - development portfolio	60,600	$5,080,481	41.44%
Changes during the first quarter:
Changes to existing properties and effect of changes in foreign exchange rates, net	(210)	(204,561)	0.35%
Reversal of development starts	(381)	(27,211)	-0.40%
Leasing, net (a)	-	-	4.40%
Development starts	394	36,792	0.65%

As of March 31, 2009 - development portfolio	60,403	4,885,501	46.44%
Changes during the second quarter:
Changes to existing properties and effect of changes in foreign exchange rates, net	(6)	19,683	0.02%
Leasing, net (a)	-	-	7.41%
Development starts	233	14,126	0.18%

As of June 30, 2009 - development portfolio	60,630	4,919,310	54.05%
Changes during the third quarter:
Changes to existing properties and effect of changes in foreign exchange rates, net	(31)	167,020	0.01%
Leasing, net (a)	-	-	7.68%

As of September 30, 2009 - development portfolio	60,599	5,086,330	61.74%
Changes during the fourth quarter:
Changes to existing properties and effect of changes in foreign exchange rates, net	28	(81,967)	0.01%
Leasing, net (a)	-	-	6.48%

As of December 31, 2009 - development portfolio	60,627	$5,004,363	68.23%

(a)	The leasing activity includes new leases that were signed on the properties in the portfolio, net of lease cancellations. In addition, the leasing in the second quarter includes approximately 114,000 square feet related to two development properties that were sold to a third party in June 2009.
Appendix A
Page -6-

Fourth Quarter 2009
Appendix A - Notes to Supplemental Information

Notes to Section IV - Investment Management
(1)	We have 12 North American property funds. We did not contribute any properties to these funds in 2009.

(2)	The European funds include PEPR and PEPF II. We contributed 43 properties to PEPF II during 2009; all but one were from our development portfolio.

(3)	The Asian funds include the Japan property funds through February 9, 2009 and ProLogis Korea Fund. On February 9, 2009, we sold our property fund interests in Japan (see note 2 to Section II for additional information).

(4)	During the year ended December 31, 2009, PEPR sold 14 properties that resulted in a loss of $15.3 million and $47.0 million for earnings and FFO, respectively. Certain other property funds sold 3 and 5 properties during the three and twelve months ended December 31, 2009, respectively. See note 13 to Section II above for the impact on our earnings and FFO. The difference between earnings and FFO primarily relates to depreciation.

(5)	During the fourth quarter of 2009, PEPR recognized a loss of €7.8 million ($11.6 million) from the early extinguishment of secured mortgage debt with an aggregate principal of €359.1 million ($596.3 million). During the third quarter of 2009, ProLogis North American Industrial Fund recognized a gain of $31.1 million from the early extinguishment of two secured mortgage loans with a combined principal balance of $216 million. See page 4.1.

(6)	Certain property funds in North America have interest rate swap contracts that were designated as cash flow hedges to mitigate the volatility in interest rates that no longer met the requirements for hedge accounting. The changes in the fair value of these contracts are recorded through earnings. When these interest rate swap contracts are settled, the realized gain or loss is recorded in interest expense and included in our calculation of FFO. In 2009, a portion of these realized losses relate to contracts that were settled in previous periods and are, therefore, being added back in our calculation of FFO, excluding significant non-cash items.

(7)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method- see note 9 below.

(8)	Includes only those fees earned from property funds in which we have ownership interests that are accounted for by the equity method. In addition, we earn fees from the management of properties owned by certain joint ventures and, from February 2009 until July 2009, for the management of the properties previously included in the Japan property funds.

(9)	Represents adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred gains and fees that were not recognized when earned by us due to our ownership interest in the property fund. In our Consolidated Statements of FFO in 2009, deferred gains and fees are only recognized when the underlying property is sold to a third party by the property fund and are reflected as Net Gains on Dispositions of Real Estate Properties.
Appendix A
Page - 7 -

Fourth Quarter 2009
Appendix A - Notes to Supplemental Information

Notes to Section VI - Debt and Other
(1)	The components of Net Asset Value provided on page 6.5 do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform.

(2)	PEPR has publicly traded units and both PEPR and PEPF II are subject to valuations under International Financial Reporting Standards (IFRS) and, therefore, separate calculations using pro forma NOI are not necessary (see notes 3 and 4 below). A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding PEPR and PEPF II, for the three months ended December 31, 2009 is as follows:

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexico	ProLogis
(in thousands, except percentages and per unit)		California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Korea
	ProLogis	LLC	Fund I	Funds VI - X	Fund XI	Fund	Fund II	Fund III	Fund	Fund

ProLogis’ ownership interest as of 12/31/09	100.0%	50.0%	41.3%	20.0%	20.0%	23.0%	37.0%	20.0%	24.2%	20.0%
Calculation of pro forma NOI (a):
Rental income	$227,362	$21,695	$10,170	$29,259	$3,888	$61,026	$38,417	$30,028	$12,045	$2,763
Straight-lined rents and amortization of lease intangibles (b)	(11,585)	86	54	(228)	(324)	(1,589)	(346)	(991)	(461)	(78)
Net termination fees and adjustments (c)	(1,803)	-	33	93	-	(200)	9	5	(132)	-

Adjusted rental income	213,974	21,781	10,257	29,124	3,564	59,237	38,080	29,042	11,452	2,685

Rental expenses	(65,595)	(4,147)	(2,064)	(8,556)	(1,010)	(13,362)	(7,688)	(6,583)	(2,515)	(105)
Certain fees paid to ProLogis (d)	-	143	110	280	44	621	370	294	109	-

Adjusted rental expenses	(65,595)	(4,004)	(1,954)	(8,276)	(966)	(12,741)	(7,318)	(6,289)	(2,406)	(105)

Adjusted NOI	148,379	17,777	8,303	20,848	2,598	46,496	30,762	22,753	9,046	2,580
Less: actual NOI on certain properties (e)	(25,005)	-	98	16	(212)	-	-	-	-	-
Add: stabilized NOI on certain properties (f)	75,075	-	-	-	-	-	-	-	-	-

Pro forma NOI	$198,449	$17,777	$8,401	$20,864	$2,386	$46,496	$30,762	$22,753	$9,046	$2,580

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); and (iii) adjustments to reflect developed and acquired properties at a stabilized yield for the entire period (see (e) and (f) below).

(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	The NOI for properties that were acquired, disposed of or completed development during the three-month period is removed. NOI for ProLogis excludes discontinued operations, which relates to properties sold to third parties (see (f) below).

(f)	NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period. In addition, for ProLogis, NOI is adjusted to include the estimated stabilized NOI on Completed Development properties that are not yet stabilized.
(3)	At December 31, 2009, the Net Asset Value of our equity investment in PEPR was as follows (in thousands, except per unit amounts):

Common equity units held by ProLogis on December 31, 2009	47,323	Common equity units held by ProLogis on December 31, 2009	47,323
Net asset value per unit at December 31, 2009, in euros (a)	€5.97	Price per unit at December 31, 2009, in euros (b)	€4.31

	€282,518		€203,962

Preferred equity units held by ProLogis on December 31, 2009	7,016	Preferred equity units held by ProLogis on December 31, 2009	7,016
Price per unit at December 31, 2009, in euros (c)	€6.30	Price per unit at December 31, 2009, in euros (c)	€6.30

	€44,201		€44,201

Total investment in euros	€326,719	Total investment in euros	€248,163
Euro to U.S. dollar exchange rate at December 31, 2009	1.4406	Euro to U.S. dollar exchange rate at December 31, 2009	1.4406

Total in U.S. dollars	$470,671	Total in U.S. dollars	$357,504
Net amounts owed to ProLogis	10,366	Net amounts owed to ProLogis	10,366

Total Net Asset Value at December 31, 2009	$481,037	Total Net Asset Value at December 31, 2009	$367,870

(a)	Based on PEPR’s estimated IFRS net asset value per unit as of December 31, 2009.

(b)	Based on the closing price of PEPR common units on the Euronext Amsterdam stock exchange.

(c)	Based on the closing price of PEPR preferred units on the Euronext Amsterdam stock exchange.
(4)	At December 31, 2009, the Net Asset Value of our equity investment in PEPF II was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on December 31, 2009	72,746
Net asset value per unit at December 31, 2009, in euros (a)	€5.55

Total in euros	€403,740
Euro to U.S. dollar exchange rate at December 31, 2009	1.4406

Total in U.S. dollars	$581,628
Net amounts owed to ProLogis	20,809

Total Net Asset Value at December 31, 2009	$602,437

(a)	Based on PEPF II’s estimated IFRS net asset value per unit as of December 31, 2009.
(5)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets - Other Investments”.
Appendix A
Page - 8 -

Fourth Quarter 2009
Appendix B - Definitions

Completed Development Portfolio – Includes industrial operating properties we developed with the intent to contribute the properties to an unconsolidated property fund, which we previously included in our “CDFS Pipeline”. These properties are now part of our Direct Owned Segment.
Core Portfolio – Includes industrial operating properties that we own directly, excluding the Completed Development Portfolio.
Debt Covenants –
Credit Facility – We have a credit facility (the “Global Line”) with aggregate borrowing commitments of $3.7 billion, outstanding borrowings of $736.6 million and current capacity of $1.1 billion as of December 31, 2009. The Global Line is with a syndicate of banks that allows us to draw funds in U.S. dollars, euros, Japanese yen, British pound sterling, Canadian dollars, and through October 2010, South Korean won. The total commitments under the Global Line fluctuate in U.S. dollars based on the underlying currencies. In July 2009, we exercised our option to extend the maturity of our Global Line to October 6, 2010.
In August 2009, we amended the Global Line, extending the maturity to August 21, 2012 and reducing the size of our aggregate commitments to $2.25 billion (subject to currency fluctuations) after October 2010. The Global Line will continue to have lender commitments of $3.7 billion (subject to currency fluctuations) through October 2010, although our borrowing capacity may be lower. Lenders who did not participate in the amended and extended facility will be subject to the existing pricing structure through October 2010, while the new pricing structure is effective for continuing lenders.
The Global Line contains various covenants that may limit the amount of indebtedness that we and our subsidiaries can incur to an amount that is less than the aggregate lender commitments under the Global Line. The borrowing limitations are impacted by various factors, including, for certain covenants, the timing of our borrowings and our use of the proceeds of the borrowings. The borrowing base covenant in the Global Line limits the aggregate amount of certain types of our indebtedness (including borrowings under the Global Line and other recourse indebtedness maturing within one year) to 55% or less of the value of our unencumbered property pool (as defined in the Global Line) as of the end of the most recent fiscal quarter prior to the date of determination. This means that the amount of funds that we may borrow under the Global Line and other recourse indebtedness maturing within one year will vary from time to time based upon the outstanding amount of such specified indebtedness and the quarterly valuation of our unencumbered property pool (as defined in the Global Line). See Page 6.2 for additional information on our Global Line.
As of December 31, 2009, we were in compliance with all of our covenants under this agreement.
Senior Notes – We have approximately $6.0 billion of senior notes outstanding as of December 31, 2009, that have been issued under the 1995 indenture (“Original Indenture”) or supplemental indentures. We refer to the Original Indenture, as amended by supplemental indentures, collectively as the “Indenture”. These notes are subject to certain financial covenants, other than the convertible senior notes that, although issued under the Indenture, are not subject to financial covenants.
On October 1, 2009, at the completion of a consent solicitation with regard to the senior notes, other than the convertible senior notes, we and the trustee under the Indenture entered into a Ninth Supplemental Indenture (the “Ninth Supplemental Indenture”) giving effect to the Indenture amendments described in the solicitation statement dated September 21, 2009. The Ninth Supplemental Indenture became operative upon payment of the consent fee, discussed below. The Indenture amendments are binding on all holders of the senior notes, other than the convertible senior notes, including non-consenting holders. The amended covenants, defined terms and thresholds for certain events of default, as included in the Ninth Supplemental Indenture, are consistent with the Eighth Supplemental Indenture, which was entered into with the trustee in August 2009 in connection with the issuance of $350 million of senior notes. Therefore, as of October 1, 2009, all senior notes, other than the convertible senior notes, issued under the Indenture are now subject to one consistent set of financial covenants, defined terms and thresholds for certain events of default.
In consideration for the consents from the record holders of the solicited notes to the proposed amendments, in October 2009, we paid to each record holder $2.50 for each $1,000 in principal amount of solicited notes as to which we had received a valid (and unrevoked) consent on or prior to the consent solicitation expiration date from such record holder.
The covenants are calculated based on the definitions as defined within the Indenture and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under our Global Line above. As of December 31, 2009, we were in compliance with all applicable covenants.
FFO, FFO including significant non-cash items, FFO excluding significant non-cash items (collectively referred to as “FFO”) – FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
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(i) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.
(ii) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land, development properties and properties acquired in our CDFS business segment, as well as our proportionate share of the gains and losses from dispositions recognized by the property funds, in our definition of FFO.
Our FFO Measures
At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe shareholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that shareholders, potential investors and financial analysts understand the measures management uses.
We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
FFO, including significant non-cash items
To arrive at FFO, including significant non-cash items, we adjust the NAREIT defined FFO measure to exclude:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage foreign currency and interest rate risks.
We calculate FFO, including significant non-cash items for our unconsolidated investees on the same basis as we calculate our FFO, including significant non-cash items.
We use this FFO measure, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, including significant non-cash items, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations, in inconsistent and unpredictable directions that are not relevant to our long-term outlook.
We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
FFO, excluding significant non-cash items
When we began to experience the effects of the global economic crises in the fourth quarter of 2008, we decided that FFO, including significant non-cash items, did not provide all of the information we needed to evaluate our business in this environment. As a result, we developed FFO, excluding significant non-cash items to provide additional information that allows us to better evaluate our operating performance in this unprecedented economic time.
To arrive at FFO, excluding significant non-cash items, we adjust FFO, including significant non-cash items, to exclude the following items that we recognized directly or our share recognized by our unconsolidated investees:
Non-recurring items
(i)	impairment charges related to the sale of our China operations;

(ii)	impairment charges of goodwill; and
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(iii)	our share of the losses recognized by PEPR on the sale of its investment in PEPF II.
Recurring items
(i)	impairment charges of completed development properties that we contributed or expect to contribute to a property fund;

(ii)	impairment charges of land or other real estate properties that we sold or expect to sell;

(iii)	impairment charges of other non-real estate assets, including equity investments;

(iv)	our share of impairment charges of real estate that is sold or expected to be sold by an unconsolidated investee; and

(v)	gains from the early extinguishment of debt.
We believe that these items, both recurring and non-recurring, are driven by factors relating to the fundamental disruption in the global financial and real estate markets, rather than factors specific to the company or the performance of our properties or investments.
The impairment charges of real estate properties that we recognized in 2008 and 2009 were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. In order to generate liquidity, we decided to sell our China operations in the fourth quarter of 2008 at a loss and, therefore, we recognized an impairment charge. Also, to generate liquidity, we have contributed or intend to contribute certain completed properties to property funds and sold or intend to sell certain land parcels or properties to third parties. To the extent these properties are expected to be sold at a loss, we record an impairment charge when the loss is known. The impairment charges related to goodwill and other assets that we recognized in 2009 and the fourth quarter of 2008 were similarly caused by the decline in the real estate markets.
Also, PEPR sold its entire equity investment in PEPF II in order to generate liquidity, which resulted in the recognition of a loss in the fourth quarter of 2008. Certain of our unconsolidated investees have recognized and may continue to recognize similar impairment charges of real estate that they expect to sell, which impacts our equity in earnings of such investees.
In connection with our announced initiatives to reduce debt, we have purchased portions of our debt securities in 2008 and 2009. The substantial decrease in the market price of our debt securities presented us with an opportunity to acquire our outstanding indebtedness at a cost less than the principal amount of that indebtedness. As a result, we recognized net gains on the early extinguishment of this debt. Certain of our unconsolidated investees have recognized or may recognize similar gains or losses, which impacts our equity in earnings of such investees.
During this turbulent time, we have recognized certain of these recurring charges and gains over several quarters in 2008 and 2009 and we believe it is reasonably likely that we will recognize similar charges and gains in the near future, which we anticipate to be through the second or third quarter of 2010. As we continue to focus on generating liquidity, we believe it is likely that we will recognize additional impairment charges of land, completed properties and certain other non-real estate assets that we or our unconsolidated investees will sell in the near future. However, we believe that as the financial markets stabilize, our liquidity needs change and the capital available to the existing unconsolidated property funds to acquire our completed development properties is expended, the potential for impairment charges of real estate properties or other non-real estate assets will disappear or become immaterial in the near future. We may purchase more of our outstanding debt securities, which could result in us recognizing additional gains from the early extinguishment of debt, although given the recovery that has already occurred in the market price of these securities, we would expect the gains to become immaterial in the near future.
We analyze our operating performance primarily by the rental income of our real estate, net of operating, administrative and financing expenses, which is not directly impacted by short-term fluctuations in the market value of our real estate or debt securities. As a result, although these significant non-cash items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.
As described above, in the fourth quarter of 2008, we began using FFO, excluding significant non-cash items, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
As the impact of these recurring items dissipates, we expect that the usefulness of FFO, excluding significant non-cash items will similarly dissipate and we will go back to using only FFO, including significant non-cash items.
Limitations on Use of our FFO Measures
While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly they are two of many measures we use when analyzing our business. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.
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•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property dispositions represent changes in the value of the disposed properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

•	The non-cash impairment charges that we exclude from our FFO, excluding significant non-cash items, have been or may be realized as a loss in the future upon the ultimate disposition of the related real estate properties or other assets through the form of lower cash proceeds.

•	The gains on extinguishment of debt that we exclude from our FFO, excluding significant non-cash items, provides a benefit to us as we are settling our debt at less than our future obligation.
We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP and the rest of the disclosures we file with the SEC to fully understand our FFO measures and the limitations on its use.
Net Asset Value – We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, in this Supplemental Report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Operating Segments:
Direct Owned Segment – represents the direct long-term ownership of industrial properties, including development of properties.
Investment Management Segment – represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
CDFS Business Segment – represents the development or acquisition of properties for contribution to an unconsolidated property fund in which we have an equity interest and manage. Due to changes in our business strategy in the fourth quarter of 2008, as of December 31, 2008, we no longer have any assets remaining in the CDFS Business segment. We continue to present the results of operations of our CDFS Business segment in 2008 separately.
Same Store – We evaluate the operating performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include properties owned by us, and properties owned by the industrial property funds and joint ventures that are managed by us (referred to as “unconsolidated investees”), in our same store analysis. We have defined the same store portfolio, for the quarter ended December 31, 2009, as those operating properties that were in operation at October 1, 2008 and have been in operation throughout the full periods in both 2009 and 2008. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.
Same store rental income – includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
Same store rental expense – represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).
Same store average leasing – represents the change in the average leased percentage for all periods presented.
Same store rental rate growth– represents the change in effective rental rates, on new leases signed during the period, as compared with the previous effective rental rates in that same space.
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Fourth Quarter 2009
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Turnover costs — Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Appendix B
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